UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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KERYX BIOPHARMACEUTICALS, INC.

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KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

Dear Stockholder:

You are cordially invited to our 2018 Annual Meeting of Stockholders, to be held at 9:00 a.m. local time, on Friday, June 29, 2018, at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, (ii) ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) consider an advisory vote to approve the compensation of our named executive officers, (iv) approve the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan, and (v) transact any other business that may properly come before the 2018 Annual Meeting or any adjournment thereof. You will also have the opportunity to ask questions and make comments at the meeting.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. You may also vote over the Internet or by telephone. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2017 Annual Report, please contact Scott Holmes, our Chief Financial Officer and Corporate Secretary, at (617) 466-3500.

We look forward to seeing you at the 2018 Annual Meeting.

Sincerely,

Jodie P. Morrison

Interim Chief Executive Officer

May 31, 2018

Boston, Massachusetts

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111, on Friday, June 29, 2018, at 9:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1.	The election of seven directors to our Board of Directors for a term of one year;

2.	The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018;

3.	An advisory vote to approve the compensation of our named executive officers;

4.	The approval of the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan; and

5.	The transaction of any other business that may properly come before the 2018 Annual Meeting or any adjournment of the 2018 Annual Meeting.

Only those stockholders of record as of the close of business on May 23, 2018, are entitled to vote at the 2018 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2018 Annual Meeting will be available for your inspection beginning on Tuesday, June 19, 2018, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

You may vote your shares over the Internet or by telephone by following the instructions on the enclosed proxy card, or by mail by completing and returning the enclosed proxy card.

Submitting your proxy does not affect your right to vote in person if you decide to attend the 2018 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2018 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2018 Annual Meeting by (i) delivering written notice to our Chief Financial Officer and Corporate Secretary, Scott Holmes, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet or by telephone by following the instructions on the enclosed proxy card, or (iv) attending the 2018 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2018 Annual Meeting.

When you submit your proxy, you authorize Jodie P. Morrison and Scott Holmes to vote your shares at the 2018 Annual Meeting and on any adjournments of the 2018 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

Scott A. Holmes

Chief Financial Officer and Corporate Secretary

May 31, 2018

Boston, Massachusetts

KERYX BIOPHARMACEUTICALS, INC.

One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210

Phone: (617) 466-3500

Fax: (617) 466-3501

PROXY STATEMENT

We began sending this proxy statement, the attached Notice of 2018 Annual Meeting of Stockholders and the enclosed proxy card on or about Thursday, May 31, 2018, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of May 23, 2018, in connection with the solicitation of proxies by our Board of Directors for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2017 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2017.

The Annual Meeting will take place at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111 on Friday, June 29, 2018, at 9:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 29, 2018

This proxy statement and our 2017 Annual Report are available for viewing, printing and downloading at http://www.astproxyportal.com/ast/11184/. To view these materials please have your 11-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2017 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Reports & Filings” section of the “Investors & Media” section of our website at www.keryx.com. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, by writing to our Chief Financial Officer and Corporate Secretary, Scott Holmes, or by email at investors@keryx.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC upon request and payment of an appropriate processing fee.

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QUESTIONS AND ANSWERS

Q. Why is the Company Soliciting My Proxy?

A.	Our Board of Directors is soliciting your proxy to vote at the 2018 annual meeting of stockholders to be held at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111 on Friday, June 29, 2018, at 9:00 a.m., local time and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of 2018 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this proxy statement, the Notice of 2018 Annual Meeting of Stockholders, the proxy card and a copy of our 2017 Annual Report because you owned shares of our common stock on May 23, 2018, the record date for the Annual Meeting. We intend to commence distribution of the proxy materials to stockholders on or about May 31, 2018.

Q. What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2018 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors to our Board of Directors for a term of one year, (ii) the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) an advisory vote to approve the compensation of our named executive officers, (iv) the approval of the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan, and (v) the transaction of any other business that may properly come before the Annual Meeting or any adjournment thereof.

Q. Who is entitled to vote at our Annual Meeting?

A.	The record holders of our common stock at the close of business on the record date, May 23, 2018, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 120,526,284 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. Our common stock is our only class of voting stock. In accordance with our bylaws and Delaware General Corporation Law, a list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Tuesday, June 19, 2018 at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A.	You may vote in person at the Annual Meeting, by use of the enclosed proxy card or via the Internet or by telephone as indicated on the proxy card.

If you are the beneficial owner of shares held through a broker, bank or other intermediary (referred to as held in “street name”), you must follow the instructions of your broker, bank or other intermediary to vote your shares.

Q. What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Jodie P. Morrison, our Interim Chief Executive Officer, and Scott Holmes, our Chief Financial Officer and Corporate Secretary, as your proxies. Ms. Morrison and/or Mr. Holmes may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q. How will my shares be voted if I vote by proxy?

A.

Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers, and (iv) “FOR” the approval of the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A.	You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering written notice to our Chief Financial Officer and Corporate Secretary, Scott Holmes, at our address above;

•	submitting a later dated proxy card or voting again via the Internet or by telephone by following the instructions on the enclosed proxy card; or

•	attending the Annual Meeting and voting in person.

Q. Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q. How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”), brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Brokers that hold your shares therefore have discretionary authority to vote your shares without receiving instructions from you on the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q. What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our amended and restated bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority in voting interest of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect our directors for a one-year term?

A.	The plurality of the votes cast at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Votes withheld, and broker non-votes will not affect the outcome of director elections.

Q. What vote is required to ratify UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have the same effect as a negative vote. However, broker non-votes, if any, as this is a “routine” matter under NYSE rules, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote (see “How are Votes Counted?” above).

Q. How will the outcome of the non-binding advisory vote to approve the compensation of our named executive officers be determined?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions will have the same effect as a negative vote. However, broker non-votes, and shares represented by proxies reflecting broker non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote. As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

Q. What vote is required to approve the adoption of the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan?

A.	The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the adoption of the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan. Abstentions will have the same effect as a negative vote. This is not a “routine” matter under NYSE rules, so brokers do not have discretionary voting authority on the matter. As a result, any shares held in street name not voted by the beneficial owner will be treated as a broker non-vote. However, broker non-votes will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote.

Q. What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of May 23, 2018, our directors and executive officers beneficially owned 1.61% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 45 for more details.

Q. Who was our independent registered public accounting firm for the year ended December 31, 2017? Will they be represented at the Annual Meeting?

A.	UHY LLP was the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2017. We expect a representative of UHY LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q. How can I obtain a copy of our Annual Report on Form 10-K?

A.	We have filed our Annual Report on Form 10-K for the year ended December 31, 2017, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, by writing to our Chief Financial Officer and Corporate Secretary, Scott Holmes, or by email at investors@keryx.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC upon request and payment of an appropriate processing fee.

CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated bylaws provide that our Board of Directors shall consist of one or more members, as determined from time to time by resolution of our Board of Directors, and each of our directors is elected annually. Currently, our Board of Directors consists of seven members. The following individuals are being nominated for election to our Board of Directors at the Annual Meeting (See “Proposal One: Election of Directors; Nominees”):

Name	Age	Position	Director Since
Michael Rogers	58	Chairman of the Board of Directors	2016
Kevin J. Cameron	49	Director	2007
Steven C. Gilman	65	Director	2016
Daniel P. Regan	53	Director	2013
Mark J. Enyedy	54	Director	2017
Michael T. Heffernan	53	Director	2016
Jodie P. Morrison	43	Director, Interim Chief Executive Officer	2016

The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having a director who is not an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time. This structure allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. Michael Rogers has been elected to serve as Chairman of the Board of Directors.

Keryx has a risk management program overseen by its Chief Executive Officer. Our Chief Executive Officer identifies material risks and prioritizes them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence. During the review, our Board of Directors considered relationships and transactions during 2017 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Mark J. Enyedy, Kevin J. Cameron, Daniel P. Regan, Steven Gilman, Michael Heffernan and Michael Rogers are independent under the criteria established by Nasdaq and by our Board of Directors. Our independent directors met nine times during 2017 in sessions in which only the independent directors participated.

Gregory Madison resigned as our President and Chief Executive Officer and from our Board of Directors as of April 27, 2018. As a result of Mr. Madison’s resignation, Ms. Morrison was named our Interim Chief Executive Officer on April 27, 2018.

The following biographies set forth the names of our director nominees, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. Other than described under “Nominating and Corporate Governance Committee” below, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

Kevin J. Cameron has served on our Board of Directors since April 2007. Mr. Cameron has more than ten years of corporate governance experience. Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately-held medical device company, which he joined in 2011. Prior to joining Ionetix Corporation, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors. Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications. Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., and also served as a law clerk for the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University. We believe that Mr. Cameron is qualified to serve on our Board of Directors due to his legal background and years of service as one of our directors.

Mark J. Enyedy has served on our Board of Directors since September 2017. Mr. Enyedy has more than 25 years of combined general management, business development, and legal experience in the biotechnology industry across multiple therapeutic areas. Mr. Enyedy currently serves as president and chief executive officer of ImmunoGen, Inc., (Nasdaq: IMGN) a position he has held since 2016. Prior to joining ImmunoGen, Inc., Mr. Enyedy served as executive vice president and head of corporate development for Shire plc, a global biotechnology company focused on rare diseases, from 2013 to May 2016, including as Executive Vice President and Head of Corporate Development from 2014 to May 2016, where he led Shire’s strategy, merger and acquisitions, and corporate planning functions and providing commercial oversight for the company’s pre-Phase 3 portfolio. Previously, Mr. Enyedy served as chief executive officer and a director of Proteostasis Therapeutics, Inc., from 2011 to 2013, following 15 years at Genzyme Corporation, a biopharmaceutical company, in diverse roles, and president of the transplant, oncology, and multiple sclerosis divisions. Before joining Genzyme Corporation, Mr. Enyedy was an associate with the law firm Palmer & Dodge. He holds a J.D. from Harvard Law School and a B.S. from Northeastern University. Mr. Enyedy also serves on the board of directors of Fate Therapeutics. We believe that Mr. Enyedy is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Steven C. Gilman, PhD has served on our Board of Directors since March 2016. He is currently the Chairman and CEO of ContraFect Corporation, a clinical stage biotechnology company focused on discovering and developing therapeutic proteins and antibodies for life-threatening, drug-resistant infectious diseases, a position he has held since July 2016. Prior to ContraFect, from Dr. Gilman was the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a biopharmaceutical company focused on the discovery and development of antibiotics. Dr. Gilman was with Cubist Pharmaceuticals from 2008 to January 2015, when Cubist was acquired by Merck. Prior to joining Cubist, Dr. Gilman served as Chairman of the Board of Directors and CEO of ActivBiotics, a privately held biopharmaceutical company. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery for the allergy, respiratory, arthritis, immunology and antibacterials therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the board of directors of ContraFect Corporation, Vericel Corporation, Scynexis, Inc. and Momenta Pharmaceuticals, Inc. He is a past member of the board of directors of the Massachusetts Biotechnology Association, the Penn State University Biotechnology Advisory Board and the Northeastern University drug discovery advisory board. Dr. Gilman received his M.S. and Ph.D. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. He is an author of over 60 publications and 7 US patents. We believe that Dr. Gilman is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Michael T. Heffernan, R.Ph. Mr. Heffernan has served on our Board of Directors since June 2016. Mr. Heffernan has been the President and Chief Executive Officer of Collegium Pharmaceutical, Inc., a specialty pharmaceutical company developing and commercializing next generation, abuse-deterrent products, since October 2003. Mr. Heffernan has over twenty-five years of experience in the pharmaceutical and related healthcare industries. He was previously the Founder, President and Chief Executive Officer of Onset Therapeutics, LLC, a dermatology-focused company that developed and commercialized products for the treatment of skin-related illnesses and was responsible for the spin-off of the business from the Company to create PreCision Dermatology, Inc. Mr. Heffernan has held prior positions as Co-Founder, President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., or PhyMatrix, and as President and Chief Executive Officer of PhyMatrix. Mr. Heffernan started his career at Lilly, where he served in numerous sales and marketing roles. Since March 2015, Mr. Heffernan has served on the board of directors of Veloxis Pharmaceuticals A/S (CPH: VELO), and he currently serves as its Chairman. Mr. Heffernan previously served on the board of directors of Ocata Therapeutics, Inc. (Nasdaq: OCAT), Cornerstone Therapeutics Inc. (now known as Chiesi USA, Inc.) (Nasdaq: CRTX) and two privately held companies. Mr. Heffernan graduated from the University of Connecticut with a B.S. in Pharmacy in 1987 and is a Registered Pharmacist. We believe that Mr. Heffernan is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Jodie P. Morrison. Ms. Morrison was named our interim Chief Executive Officer on April 27, 2018 and has served on our Board of Directors since June 2016. She currently serves as a consultant to the industry. She served as President and Chief Executive Officer of Tokai Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and commercializing novel therapies for prostate cancer and other hormonally-driven diseases, from March 2013 until May 2017. From December 2006 until March 2013, Ms. Morrison held other senior positions with Tokai, including Chief Operating Officer, Head of Clinical Affairs and Program Operations and Vice President of Clinical Affairs and Program Operations. Following her over 10 years of service at Tokai, she was the Chief Executive Officer of eGenesis, Inc., a privately held biotechnology company, in September and November 2017. Prior to joining Tokai, Ms. Morrison served as Director of Clinical Operations and Medical Affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and at Diacrin, Inc. Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe Ms. Morrison is qualified to serve on our Board of Directors due to her executive leadership and management experience and extensive knowledge of the industry.

Daniel P. Regan has served on our Board of Directors since October 2013. Mr. Regan served as Chief Commercial Officer for Intercept Pharmaceuticals, a biopharmaceutical company from 2013 until February 2015. Prior to his tenure at Intercept Pharmaceuticals, Mr. Regan held the position of Chief Commercial Officer at Inspiration Biopharmaceuticals, a biopharmaceutical company, from 2011 to 2012, where he was responsible for the development of a U.S. and EU commercialization strategy as well as an integrated commercial plan. From 1999 to 2011, Mr. Regan worked with Genzyme Corporation, where he served as Senior Vice President of the U.S. Rare Disease Business from 2010 to 2011, Senior Vice President of Renal from 2009 to 2010, and General Manager of Hectorol, Senior Vice President of the U.S. Renal Business from 2008 to 2009. Mr. Regan received his Bachelor of Arts in Economics from the University of Massachusetts in 1988 and an MBA with concentration in Finance from Southern New Hampshire University in 2017. We believe that Mr. Regan is qualified to serve on our Board of Directors due to his executive leadership and management experience and extensive knowledge of the industry.

Michael Rogers has served on our Board of Directors since March 2016. Mr. Rogers currently serves as Chief Financial Officer of Aerpio Pharmaceuticals, Inc., a publicly traded biotechnology company, a position he has held since November 2017. Prior to Aerpio. Mr. Rogers served as Chief Financial Officer (CFO) at Acorda Therapeutics, a biopharmaceutical company, from October 2013 until October 2016. In that role, Mr. Rogers was responsible for the Company’s Finance and Investor Relations departments. Mr. Rogers has more than 25 years of experience in the biopharmaceutical industry, serving as CFO of five publicly-traded healthcare companies. Prior to Acorda Therapeutics, he was the Executive Vice President and CFO of BG Medicine, Inc. From 1999 to 2009, Mr. Rogers was the CFO of Indevus Pharmaceuticals until the company’s sale to Endo Pharmaceuticals. He also served as CFO at Advanced Health Corporation and Autoimmune Inc. Prior to his roles as CFO, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves on the Board of Directors for EyePoint Pharmaceuticals, Inc., formerly named pSivida Corp, a publicly-traded biopharmaceutical company. We believe Mr. Rogers is qualified to serve on our Board of Directors due to his financial expertise and executive leadership.

During 2017, our Board of Directors held nine meetings and acted by unanimous written consent one time. During 2017, the Board of Directors and the various committees of the Board of Directors met a total of twenty-three times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he or she served during 2017. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, the Research and Development Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each annual meeting of stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors that were up for election attended the 2017 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to Scott Holmes, our Chief Financial Officer and Corporate Secretary, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee currently consists of Michael Rogers (Chairman), Dr. Steven Gilman and Kevin Cameron. Ms. Morrison served on the Audit Committee prior to her appointment as Interim Chief Executive Officer on April 27, 2018.

The Audit Committee held four meetings and took no actions by written consent during the fiscal year ended December 31, 2017. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Amended and Restated Charter of the Audit Committee is available on our website, located at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Rogers is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee.

The Report of the Audit Committee can be found on page 14 of this proxy statement.

Compensation Committee

The Compensation Committee currently consists of Kevin Cameron (Chairman), Michael Heffernan and Daniel Regan.

The Compensation Committee held two meetings and took three actions by unanimous written consent during the fiscal year ended December 31, 2017. The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company, determining the overall compensation of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. In making compensation determinations, the Compensation Committee reviews competitive market data provided by Radford, the Compensation Committee’s independent compensation consultant. See the discussion under “Compensation Discussion and Analysis” below for more information about the Compensation Committee’s use of Radford. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s equity incentive plans, including the proposed 2018 Equity Incentive Plan, to a special committee consisting of one or more directors who may, but need not, be officers of the Company. On October 4, 2013, the Compensation Committee delegated such authority under the Company’s Amended & Restated 2013 Incentive Plan to the Chairman of the Compensation Committee, Kevin J. Cameron. and expects to grant the same authority to Mr. Cameron under the proposed 2018 Equity Incentive Plan.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

The Compensation Committee report can be found on page 23 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis on page 16 of this proxy statement.

Research and Development Committee

The Research and Development Committee currently consists of Dr. Steven Gilman (Chairman), Michael Heffernan and Jodie Morrison.

The Research and Development Committee met four times and took no actions by unanimous written consent during the fiscal year ended December 31, 2017. The duties and responsibilities of the Research and Development Committee are set forth in the Charter of the Research and Development Committee. A copy of the Charter of the Research and Development Committee is available on our website, located at www.keryx.com. As discussed in its charter, among other things, the duties and responsibilities of the Research and Development Committee include assisting our Board of Directors in understanding any evolving issues around the conduct of our clinical trials programs, assisting our Board of Directors in understanding the status of and progress towards completion of manufacturing requirements, advising our management, as needed, on aspects of clinical trial, manufacturing process development and regulatory strategies, and providing our management with advice regarding potential licensing opportunities (both in- and out-licensing).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Daniel Regan (Chairman), Kevin Cameron, and Mark J. Enyedy. Our Board of Directors has determined by that all of the members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by Nasdaq.

The Nominating and Corporate Governance Committee held four meetings and did not act by written consent during the fiscal year ended December 31, 2017. Under its charter, the Nominating and Corporate Governance Committee shall consist of at least three independent members of the Board of Directors who satisfy the independence requirements of the Nasdaq, shall be appointed by the Board of Directors and serve at their discretion, and shall meet not less than twice per year.

The Nominating and Corporate Governance Committee’s charter is available on our website, located at www.keryx.com. The charter sets forth the Nominating and Corporate Governance Committee’s responsibilities, which include establishing procedures for identifying and evaluating potential nominees for director and for recommending to the Board of Directors potential nominees for election and periodically reviewing and reassessing the adequacy of our corporate governance practices and policies to determine whether any changes are appropriate and recommending any such changes to the Board of Directors for its approval. The candidates proposed for election in Proposal One of this Proxy Statement were unanimously recommended by the Nominating and Corporate Governance Committee to the Board of Directors.

The Nominating and Corporate Governance Committee identifies potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The Nominating and Corporate Governance Committee may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee must submit such recommendation, together with appropriate biographical information and background materials and other information set forth in our amended and restated bylaws, in writing to our Corporate Secretary, at our offices located at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210. Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading “Stockholder Proposals for our 2019 Annual Meeting and Nominations for Director” below.

We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee evaluates all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by the Nominating and Corporate Governance Committee, our Chief Executive Officer and Chief Operating Officer. Other members of the Board of Directors also have an opportunity to interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors are reviewed and considered. The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies;

whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board of Directors and the evolving needs of our business. We believe that each of the director nominees has the requisite business, biopharmaceutical, financial and/or managerial experience to serve as a member of the Board of Directors, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board of Directors has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

Pursuant to arrangements we have with funds managed by The Baupost Group, L.L.C, or Baupost, our largest stockholder and holder of our $164.746 million Convertible Notes due 2021, we have agreed to appoint one individual designated by Baupost to our Board of Directors. In addition, for so long as Baupost owns twenty percent (20%) of more of our outstanding common stock, we will nominate and recommend Baupost’s designee for election at each annual meeting of stockholders at which Baupost’s designee’s term of office is set to expire. Baupost may remove its designee from our Board of Directors, and appoint another person as its designee. In the event of the death, resignation, retirement or vacation of office of Baupost’s designee due to any other reason, then Baupost may appoint another person as its designee. If there is a vacancy on our Board of Directors as a result of Baupost’s designee’s failure to obtain the requisite approval of our stockholders necessary for election at any annual or special meeting of stockholders, and where no other individual is elected to fill such vacancy, Baupost shall have the right to designate another designee to fill such vacancy, and we shall take all actions necessary to appoint such individual to our Board of Directors. Mark J. Enyedy was appointed to the Board of Directors in September 2017 and has been nominated by the Nominating and Corporate Governance Committee for re-election to the Board of Directors at the Annual Meeting pursuant to the foregoing right of Baupost to designate a member of our Board of Directors and after consideration by the Nominating and Corporate Governance Committee and the Board of Directors of the factors discussed above and Mr. Enyedy’s qualifications to serve on the Board of Directors.

We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, however in accordance with its charter, the Nominating and Corporate Governance Committee considers issues of diversity among its members in identifying and considering nominees for directors and we strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board of Directors and its committees.

Code of Ethics

We have adopted a Code of Conduct and Ethics, or the Code, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Conduct and Ethics on our website, located at www.keryx.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

UHY LLP (“UHY”), the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, has served as our independent registered public accounting firm since 2009. We expect a representative of UHY to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board of Directors has asked the stockholders to ratify the selection of UHY as our independent registered public accounting firm for the year ended December 31, 2018. See Proposal Two: Ratification of Appointment of UHY as Our Independent Registered Public Accounting Firm on page 48 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining UHY’s independence. All proposed engagements of UHY, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal years ended December 31, 2017 and December 31, 2016, UHY billed us an aggregate of approximately $364,764 and $382,906, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, our registration statement filings and related comfort letter procedures, and our statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

During the fiscal years ended December 31, 2017 and December 31, 2016, we were not billed by UHY for any fees for audit-related services reasonably related to the performance of the audit and reviews for those fiscal years.

Tax Fees

During the fiscal years ended December 31, 2017 and December 31, 2016, we were not billed by UHY for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

For the fiscal years ended December 31, 2017 and December 31, 2016, UHY billed us an aggregate of approximately $20,000 and $17,500, respectively, in fees for the professional services rendered in connection with the audit of our 401(k) plan.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

•	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and
•	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with both management and UHY LLP, our independent registered public accounting firm for the year ended December 31, 2017, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB), or AS 16. AS 16 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	Methods used to account for significant or unusual transactions;

•	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates;

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of UHY LLP, including the written disclosures made by UHY LLP to the Audit Committee, as required PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The Audit Committee reviewed its written charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee charter at this time.

By the Audit Committee of the Board of Directors

Michael Rogers, Chairperson

Steven Gilman

Jodie Morrison(1)

Dated February 16, 2018

(1)	Ms. Morrison served on the Audit Committee until April 27, 2018 when she was appointed our Interim Chief Executive Officer.

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Jodie Morrison	43	Interim Chief Executive Officer and Director
Scott A. Holmes	44	Chief Financial Officer and Treasurer
John F. Neylan	65	Chief Medical Officer
Christine Carberry	57	Chief Operating Officer

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Ms. Morrison is presented in connection with “Corporate Governance” beginning on page 5 of this proxy statement.

Scott A. Holmes joined Keryx in July 2015 bringing nearly 20 years of life sciences and financial management expertise to the Company. Mr. Holmes joined the company from AMAG Pharmaceuticals, a biopharmaceutical company focused developing and commercializing products in a variety of therapeutic areas, where he most recently served as Senior Vice President, Finance and Investor Relations during a period of high growth driven by acquisitions and public financings, from 2011 to July 2015. Prior to AMAG, from 2009 to 2011, he was Vice President of Finance and Treasurer of Molecular Biometrics Inc., a commercial stage medical diagnostics company and Vice President of Finance & Administration of On-Q-ity Inc., an oncology diagnostics company. Prior to 2009, he spent five years at Dynogen Pharmaceuticals, Inc., a privately held pharmaceutical company, where he was Vice President Finance & Administration and Treasurer. Mr. Holmes previously was a senior auditor with Ernst & Young, LLP and earned his Certified Public Accountant certificate in the Commonwealth of Massachusetts. He holds a dual M.S/M.B.A degree from Northeastern University Graduate School of Business Administration and B.A. in History from Middlebury College.

John F. Neylan, MD has served as our Chief Medical Officer since April 2015. Dr. Neylan has more than fifteen years of experience in biopharmaceutical research and clinical development. Dr. Neylan was formerly Senior Vice President, Clinical Development of Genzyme Corporation, a company focused on the development and delivery of transformative therapies for patients affected by rare and debilitating diseases, from May 2008 to April 2015. Prior to joining Genzyme Corporation, Dr. Neylan served as Vice President, Research & Development of Wyeth Research, where he was responsible for clinical development of various therapeutics from October 2000 to May 2008. Prior to this, Dr. Neylan served as a professor of medicine at Emory University in Atlanta, Georgia. Dr. Neylan holds a degree in medicine from Rush Medical School and an undergraduate degree from Duke University.

Christine Carberry has served as our Chief Operating Officer since January 2017. Ms. Carberry brings to Keryx approximately 30 years of biotech and pharmaceutical leadership, including most recently as an executive team member and Senior Vice President, Quality, Technical Operations, Program and Alliance Management at Forum Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery and development of new treatments for neuropsychiatric conditions, from September 2012 to May 2016. Prior to Forum, Ms. Carberry spent 25 years at Biogen Inc. and held roles of increasing responsibility, culminating as Vice President, Program and Alliance Management. Ms. Carberry received a B.S. in Biochemistry from the University of New Hampshire and a MS in Innovation and Technology Management from Boston University’s School of Management.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers who served in such capacity during 2017, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2017 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Gregory P. Madison, served as our President and Chief Executive Officer from March 2015 to April 2018, and was one of our executives since 2014;

•	Scott A. Holmes, has served as our Chief Financial Officer and Treasurer since July 2015;

•	John F. Neylan, has served as our Chief Medical Officer since April 2015;

•	Brian Adams, served as our General Counsel from April 2014 to March 2018; and

•	Christine Carberry, has served as our Chief Operating Officer since January 2017.

Mr. Madison resigned as our President and Chief Executive Officer and from our Board of Directors on April 27, 2018. The discussion below and throughout this report does not disclose the impact on Mr. Madison’s equity ownership in us as a result of his resignation unless specifically noted.

Executive Summary

As further described below, our Compensation Committee reviews competitive market data provided by Radford, the Compensation Committee’s independent compensation consultant. The Compensation Committee targets base salary and annual cash incentive bonuses for our NEOs at the 50th percentile of a peer group the Compensation Committee selects in consultation with Radford. We use the same compensation philosophies discussed below, in determining the initial compensation of new executive officers we hire.

Our key compensation decisions for 2017 included the following:

•	The Compensation Committee determined that the Company achieved 95% of its corporate goals for 2017 and, based on this performance approved an annual incentive bonus of 57% of base salary for our CEO and annual incentive bonuses of 38% of base salary for our other NEOs, representing 95% of each NEO’s target bonus for 2017.

•	The Compensation Committee increased base salaries for each of our NEOs effective February 26, 2018, by 3% - 10%. This increase was based in part on the Compensation Committee’s review of industry trends in base salary increases as well as individual performance reviews of the NEOs.

•	In 2018, the NEOs received grants of both stock options and restricted stock, the amounts of which were based in part on each NEO’s position in the Company and in part on his or her individual achievements in 2017.

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by acquiring, developing and commercializing pharmaceutical products for the treatment of renal disease. Attaining our key business and strategic goals depends on attracting, retaining and motivating quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The driving philosophy and objectives behind our executive compensation programs are:

•	to ensure that our executives’ total compensation levels are competitive with peer companies so that we can attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals; and

•	to reflect our “pay for performance” culture.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation program, including approving incentive programs, granting equity awards, and determining appropriate levels of compensation for our NEOs. Information about the Compensation Committee and its composition and responsibilities can be found on page 9 under the caption “Compensation Committee.” The Board of Directors reviews all decisions of the Compensation Committee.

Role of the Executives

Our Chief Executive Officer develops recommendations regarding the compensation levels for our other executives based upon a subjective assessment of their individual performance during the prior year and overall trends in the marketplace. In addition, each year, management delivers to the Compensation Committee a set of proposed corporate goals and objectives that management believes are essential to the achievement of the Company’s mission and long-term goals and objectives. These recommendations and proposed goals and objectives are reviewed, modified if deemed appropriate, and approved by the Compensation Committee.

Role of the Compensation Consultant

To ensure that our executives’ total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group.

In December 2017, the Compensation Committee engaged Radford, an Aon Hewitt Company, to conduct a comparative analysis of our executive compensation program. The Compensation Committee evaluated the independence of Radford in light of SEC rules and Nasdaq listing standards, which require consideration of the following factors:

•	whether any other services are provided to the Company by the consultant;

•	the fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

•	any company stock owned by the individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the engagement of Radford and the services provided to the Compensation Committee by Radford did not raise any conflict of interest.

Benchmarking and Peer Group

Radford’s review of executive compensation included a comparison of salary, bonus and other forms of compensation, including stock based compensation, for a peer group of 19 publicly-traded companies in the biotechnology industry that were identified by Radford as being comparable to the Company in size, stage of development, location and operation. Radford also considered competitive market data from a proprietary broad survey of life science companies between 80-700 employees and a market capitalization between $250 million and $2.4 billion.

The peer group members included:

AMAG Pharmaceuticals, Inc.	Amarin Corporation plc	Arena Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Corcept Therapeutics Incorporated	Halozyme Therapeutics, Inc.
Heron Therapeutics, Inc.	Insys Therapeutics, Inc.	Momenta Pharmaceuticals, Inc.
Omeros Corporation	Progenics Pharmaceuticals, Inc.	PTC Therapeutics, Inc.
Repligen Corporation	Retrophin, Inc.	Spectrum Pharmaceuticals, Inc.
Sucampo Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.	TherapeuticsMD, Inc.
Vanda Pharmaceuticals, Inc.

The peer group changed from last year because the peer group qualifications were updated to reflect a group more similar to the current state of the Company. Last year, peer groups had between 60-600 employees and a market capitalization between $200 million and $1.8 billion. The companies that were in last year’s peer group that were not included in this year’s peer group include Celldex Therapeutics, Merrimack Pharmaceuticals, Ocular Therapeutix, Otonomy and Osiris Therapeutics.

Radford concluded that overall, cash compensation among the Named Executive Officers is competitive with the market 50th percentile. On average, base salaries and target total cash trail the market 50th percentile by 6% and 9%, respectively.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2017 Annual Meeting of Stockholders, approximately 89% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2017 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy stockholder support.

In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program, with an emphasis on short and long-term incentive compensation that rewards our senior executives when they successfully achieve our corporate goals and objectives and, in turn, deliver value for our shareholders. As described below, in 2017 the Compensation Committee increased our executives’ salaries, which it believes provided a more competitive pay package when compared to the market median. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Elements of Compensation

Our compensation program is designed to reward NEOs based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which pre-set goals are met, which generally include the achievement of specified operational and financial goals; specific research, clinical, regulatory, commercial or compliance milestones; and business development and financing initiatives. No specific formula is used in regard to the allocation of the various elements within our executive compensation program. The Compensation Committee retains the discretion to reduce or eliminate a payment that otherwise might be payable to our executives based upon unforeseen events occurring during the year or its assessment of the Company’s or our executives’ performance in general.

The compensation package offered to each named executive officer is comprised of a combination of:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards;

•	special bonus awards (milestone awards);

•	other benefits, such as health, dental, and retirement plans;

•	retention, severance and change-of-control agreements.

Base Salary

Base salary levels are generally designed to provide fixed annual cash compensation that are competitive with base salary levels provided to executives of similar position, responsibility, experience, qualifications, and performance, to the extent such comparable positions exist. Additionally, the base salary levels allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually as part of our annual review process in light of the executive’s individual performance and the Company’s performance during the prior year as well as the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive’s performance warrants such adjustment, our financial condition permits, and/or in order to adhere to our executive compensation philosophy of maintaining base salary levels near the 50th percentile as compared to our peers.

Name and Principal Position	Year	($)(1)
Gregory P. Madison(2)	2018	584,822
Former President and Chief Executive Officer	2017	556,973
	2016	540,750

Scott A. Holmes	2018	390,000
Chief Financial Officer and Treasurer	2017	375,500
	2016	360,500

Brian Adams(3)	2017	367,710
Former General Counsel and Corporate Secretary	2016	357,000

John F. Neylan	2018	437,100
Chief Medical Officer	2017	424,360
	2016	412,000

Christine Carberry	2018	423,500
Chief Operating Officer	2017	385,000

(1)	2018 salaries represent current base salaries effective as of February 26, 2018.
(2)	Mr. Madison resigned from the Company effective as of April 27, 2018.
(3)	Mr. Adams resigned from the Company effective as of March 12, 2018.

Annual Cash Incentive Awards

Under our annual incentive cash bonus program, corporate goals are proposed by management and approved by the Compensation Committee. The weight given to the various Company goals is based on the Compensation Committee’s and the Board’s subjective determination of the Company’s relative strategic and operating priorities for the upcoming fiscal year. Whenever possible, the Compensation Committee attempts to develop quantitative measures of performance to provide clarity throughout the year as to how the Company is progressing against its goals.

Our 2017 annual incentive awards (both cash and equity) were based, in large part, upon the achievement of corporate performance goals, which included a combination of commercial, operational, clinical and regulatory goals related to our products as well as other corporate goals, and were achieved at an aggregate level of 95%. The corporate performance goals and objectives used to determine annual incentive awards in 2017 were as follows:

Goal(s)	Weight	2017 Performance
Pre-determined U.S. Net Sales Goal for Auryxia	45%	100%
Finance as required to meet capital needs	10%	50%
Approval of supplemental new drug application by the U.S. Food and Drug Administration for iron deficiency anemia and subsequent launch	25%	100%
Develop and implement long-term supply chain and capacity expansion plan	15%	100%
Implement engagement survey action plan	5%	100%
Total	100%	95%

The NEOs’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, which are discussed above. The actual amounts paid to the executives pursuant to their annual cash incentive awards are detailed below and reported in the “Summary Compensation Table” as non-equity incentive plan compensation. The Compensation Committee determined that Ms. Carberry should receive a special one-time bonus of $14,630 as a result of her leadership in connection with the achievement of supply chain and capacity expansion initiatives in 2017.

Name	Target Bonus Potential as a Percentage of Base Salary	2017 Bonus Payment ($)	Percentage of 2017 Base Salary	Percentage of Target Bonus
Gregory P. Madison	60%	317,475	57%	95%
Christine Carberry	40%	146,300	38%	95%
Scott A. Holmes	40%	142,690	38%	95%
Brian Adams	40%	139,730	38%	95%
John F. Neylan	40%	161,257	38%	95%

Long-Term Equity Incentive Awards

Compensation for employees, including NEOs, also includes equity awards designed to align the long-term interests of our employees and our stockholders, to reward the achievement of individual performance goals and to assist in the retention of executives. We believe that equity compensation is a critical component of competitive compensation in the industry in which we operate. We generally provide for annual grants of stock options and restricted stock to our NEOs. We generally utilize a high percentage of options for our long term incentive compensation as we view this vehicle, in our industry, to be the purest form of performance-based incentive compensation. The value of compensation earned from options granted to our executives depends on the ability of our executives to achieve our performance goals which in turn should increase the stock price of the Company. Furthermore, we generally have at least one outstanding performance-based grant of restricted stock for each of our executives. Performance-based equity grants are designed with conditions we expect will require several years to attain, such as receipt of approval for a specific product from a governmental agency.

After consideration of our 2016 corporate goals and objectives, and a subjective consideration of each NEO’s individual performance during 2016, the Compensation Committee granted each NEO, on February 14, 2017, the following:

Name	Number of Shares of Common Stock Underlying Stock Options(1)	Shares of Restricted Common Stock(2)
Gregory P. Madison	300,000	150,000
Brian Adams	97,500	48,750
Scott A. Holmes	97,500	48,750
John F. Neylan	97,500	48,750

(1)	1/3 of these options vest on the first anniversary of the grant date and an additional 1/12 vest over three years at the end of each successive three-month period thereafter.

(2)	1/3 of the shares vest and become free from forfeiture on the first anniversary of the grant date and an additional 1/12 of the shares vest and become free from forfeiture over three years at the end of each successive three-month period thereafter.

Special Bonus Awards (milestone equity awards)

Mr. Madison. Upon the initial hire of Mr. Madison as COO in 2014 and his subsequent promotion to CEO in March 2015, and pursuant to the terms of his 2014 and 2015 employment agreements, he was granted certain stock options and restricted stock, which we refer to as the “Madison Milestone Options” and “Madison Milestone Restricted Stock”, respectively.

The Madison Milestone Options vested as follows; provided that Mr. Madison remained employed by us during such vesting period and subject to other terms and conditions in his employment agreement and the award agreement:

•	15,000 options vested upon the first commercial sale of Auryxia within 90 days of marketing approval by the FDA which occurred on December 22, 2014.

•	30,000 options will vest upon reported net sales for Auryxia of $25 million or more in a calendar quarter.

•	30,000 options will vest upon reported net sales for Auryxia of $50 million or more in a calendar quarter.

•	40,000 options will vest upon reported net sales for Auryxia of $75 million or more in a calendar quarter.

The Madison Milestone Restricted Stock vested as follows; provided that Mr. Madison remained employed by us during such vesting period and subject to other terms and conditions in his employment agreement and the award agreement:

•	275,000 shares of restricted stock will vest and become free from forfeiture if Auryxia is number one in market share for phosphate binders in the dialysis market for two (2) consecutive calendar quarters; and

•	125,000 shares of restricted stock vested and became free from forfeiture upon the FDA approval of Auryxia in the treatment of iron deficiency anemia in patients with non-dialysis dependent CKD resulting from the phase 3 clinical study initiated in September 2014, which occurred on November 6, 2017.

The Company did not meet the 2016 net sales milestone outlined in Mr. Madison’s employment agreement, therefore 125,000 shares of restricted stock were forfeited on December 31, 2016.

All NEOs.

In March 2016, the Compensation Committee granted certain performance milestone stock options, which we refer to as the “All NEO Milestone Options”. The All NEO Milestone Options vest as follows, provided that such NEO remains employed by us during such vesting period and subject to other terms and conditions in any applicable employment agreement and the award agreement:

Name	Number of Stock Options
Gregory P. Madison(4)	761,250(1)
Scott A. Holmes	376,250(2)
Brian Adams(5)	243,750(3)
John F. Neylan	243,750(3)

(1)	With respect to (i) 455,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% vest in November 2018; and (ii) up to 245,000 of the options upon our achievement of a certain quarterly net sales target of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales target and 25% of which will vest one year thereafter. As of December 31, 2017, Mr. Madison forfeited 61,250 stock options as the established quarterly net sales target had not been met.

(2)	With respect to (i) 220,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% vest in November 2018 and (ii) up to 125,000 of the options upon our achievement of a certain quarterly net sales target of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales target and 25% of which will vest one year thereafter. As of December 31, 2017, Mr. Holmes forfeited 31,250 stock options as the established quarterly net sales target had not been met.
(3)	With respect to (i) up to 150,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% vest in November 2018 and (ii) up to 75,000 of the options upon our achievement of a certain quarterly net sales target of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales target and 25% of which will vest one year thereafter. As of December 31, 2017, Mr. Adams and Mr. Neylan forfeited 18,750 stock options each as the established quarterly net sales target had not been met.
(4)	Mr. Madison resigned from the Company effective as of April 27, 2018 and the information in the table and corresponding footnotes does not include the impact on such information of Mr. Madison’s resignation.
(5)	Mr. Adams resigned from the Company effective as of March 12, 2018 and his unvested All NEO Milestone Options were forfeited.

In February 2017, the Compensation Committee granted certain stock options, which we refer to as the “All NEO Net Sales Milestone Options.” The All NEO Net Sales Milestone Options vest as follows; provided that such NEO remains employed by us during such vesting period and subject to other terms and conditions in the award agreement:

Name	Number of Stock Options
Gregory P. Madison	600,000(1)
Scott A. Holmes	195,000(2)
Brian Adams(3)	195,000(2)
John F. Neylan	195,000(2)
Christine Carberry	195,000(2)

(1)	Up to 600,000 of the options will vest upon our achievement of a certain net sales target of Auryxia in the United States over four consecutive calendar quarters, 50% of which will vest upon achievement of the net sales target and 50% of which will vest one year thereafter. Mr. Madison resigned from the Company effective as of April 27, 2018 and the information in the table and corresponding footnotes does not include the impact on such information of Mr. Madison’s resignation.
(2)	Up to 195,000 of the options will vest upon our achievement of a certain net sales target of Auryxia in the United States over four consecutive calendar quarters, 50% of which will vest upon achievement of the net sales target and 50% of which will vest one year thereafter.
(3)	Mr. Adams resigned from the Company effective as of March 12, 2018 and all of his All NEO Net Sales Milestone Options were forfeited.

Other Benefits

Our executives are eligible to participate in all benefit programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, and participation in our retirement benefits, which are limited to a defined contribution plan—a 401(k) plan, subject to all applicable limitations under the plan. We make matching contributions to the 401(k) plan. The formula for determining the amount of our matching contributions is the same for our NEOs as for our other employees (and are subject to the same statutory maximum), but the actual contributions made to the accounts of our NEOs generally are at the top end of the range, due to the executives’ higher salaries and correspondingly higher cash contribution levels. We do not provide any other retirement benefits to our NEOs.

Compensation Recovery Policy

In 2016, the Compensation Committee adopted an Incentive Compensation Clawback/Recoupment Policy that is applicable to our NEOs and other members of senior management. The policy provides that the Compensation Committee may require a covered person who engages in detrimental conduct (e.g., committing a felony, gross negligence or willful misconduct with respect to our financial statements) to reimburse us for all, or a portion of, any bonus, incentive payment, equity-based award or other compensation received by him or her. In addition, if we need to restate our reported financial results to correct a material accounting error due to material noncompliance with a financial reporting requirement under the U.S. securities laws, the Compensation Committee may seek to recover or cancel the excess portion of incentive compensation paid (including through vesting of equity awards) during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

Retention, Severance and Change-of Control Benefits

The employment arrangements for each NEO provide for, among other things, retention payments, payments and benefits upon certain terminations of employment and/or changes in control. We believe these agreements are an important component in our effort to recruit and retain these executives, particularly for a company at our stage of development and in our relatively high-risk industry.

The Board of Directors believes that the change in control benefits provide to our NEOs are in the best interests of the Company and its stockholders to assure that the Company has the continued dedication of our NEOs, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

For more information on these agreements, see the “Potential Payments upon Termination or Change in Control” section beginning on page 32 of this proxy statement.

Perquisites and Other Executive Benefits

We do not offer our NEOs any perquisites or other executive benefits.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

By the Compensation Committee of the Board of Directors
Kevin J. Cameron, Chairperson
Daniel P. Regan
Michael T. Heffernan

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company’s compensation program that are designed to mitigate compensation- related risk. The Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers (“NEOs”) or that was otherwise earned by our NEOs for their services in all capacities during 2015, 2016 and 2017. For a description of the individual amounts indicated below, please see our Compensation Discussion and Analysis beginning on page 16 of this proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(6)(7)	Option Awards ($)(6)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Gregory P. Madison(10)	2017	556,305		—		829,500	1,187,820	317,475	7,604	2,898,704
Former Chief Executive Officer and President	2016	539,054		—		515,063	720,165	243,337	680	2,018,299
	2015	517,788		—		485,768	5,135,484	141,750	9,000	6,289,790

Scott A. Holmes	2017	373,969		—		269,588	386,042	142,690	3,824	1,176,113
Chief Financial Officer and Treasurer	2016	359,371		6,000	(4)	180,063	251,765	122,570	6,526	926,295
	2015	141,346	(1)	—		402,150	565,500	27,100	—	1,136,096

Brian Adams(11)	2017	366,988		—		269,588	386,042	139,730	5,672	1,168,020
Former General Counsel and Secretary	2016	354,615		13,600	(4)	180,063	251,765	114,240	3,333	917,616
	2015	333,269		—		342,368	514,984	61,200	9,000	1,260,821

John F. Neylan	2017	428,047		—		269,588	386,042	161,257	6,192	1,251,126
Chief Medical Officer	2016	413,061		11,100	(4)	180,063	251,765	140,080	4,592	1,000,681
	2015	266,154	(2)	—		518,400	769,140	49,900	—	1,603,594

Christine Carberry	2017	357,718	(3)	14,630	(5)	511,700	729,742	146,300	8,019	1,768,109
Chief Operating Officer

(1)	Mr. Holmes joined us in July 2015, therefore Mr. Holmes’ 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(2)	Mr. Neylan joined us in April 2015, therefore Mr. Neylan’s 2015 salary reflects a pro-rated amount for the time he was employed by the Company in 2015.
(3)	Ms. Carberry joined us in January 2017, therefore Ms. Carberry’s 2017 salary reflects a pro-rated amount for the time she was employed by the Company in 2017.
(4)	Reflects amounts paid pursuant to a special one-time cash bonus.
(5)	Reflects amount paid to Ms. Carberry as a special one-time cash bonus as a result of her leadership in connection with the achievement of supply chain and capacity expansion initiatives in 2017.
(6)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 9 to our consolidated financial statements for 2017 and 2016 and Note 11 to our consolidated financial statements for 2015, which are included in our Annual Report on Form 10-K for the fiscal year 2017, 2016 and 2015, respectively.
(7)	The Stock Awards and Option Awards columns do not include the grant date fair value of the Madison Milestone Options, Madison Milestone Restricted Stock, All NEO Milestone Options, or All NEO Net Sales Milestone Options, as defined in Compensation Discussion and Analysis — Special Bonus Awards (milestone awards) because the value was $0 on the grant date. The grant date fair value of the Madison Milestone Options and Madison Milestone Restricted Stock, assuming the highest level of performance, is $1.4 million and $5.9 million, respectively. The grant date fair value of the All NEO Milestone Options, assuming the highest level of performance, was $3.1 million for Mr. Madison, $1.4 million for Mr. Holmes, and $0.9 million for Mr. Adams and Mr. Neylan. The grant date fair value of the All NEO Net Sales Milestone Options, assuming the highest level of performance, is $2.2 million for Mr. Madison and $0.7 million for Mr. Holmes, Mr. Adams, Mr. Neylan and Ms. Carberry.
(8)	Reflects amounts paid under our annual incentive cash bonus program described in our Compensation Discussion and Analysis.
(9)	Reflects 401(k) company contributions for Mr. Madison, Mr. Holmes, Mr. Adams, Mr. Neylan and Ms. Carberry.

(10)	Mr. Madison resigned from the Company effective as of April 27, 2018.
(11)	Mr. Adams resigned from the Company effective as of March 12, 2018.

Grants of Plan-Based Awards for Fiscal Year 2017

The following table below sets forth the individual grants of awards made to each of our NEOs during 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Awards ($)(5)
Name	Grant Date	Target ($)	Target (#)(2)
Mr. Madison		334,184
	02/14/17			150,000			829,500
	02/14/17				300,000	5.53	1,187,820
	02/17/17		600,000			5.06	—

Mr. Holmes		150,200
	02/14/17			48,750			269,588
	02/14/17				97,500	5.53	386,042
	02/17/17		195,000			5.06	—

Mr. Adams		147,084
	02/14/17			48,750			269,588
	02/14/17				97,500	5.53	386,042
	02/17/17		195,000			5.06	—

Mr. Neylan		169,744
	02/14/17			48,750			269,588
	02/14/17				97,500	5.53	386,042
	02/17/17		195,000			5.06	—

Ms. Carberry		154,000
	01/17/17			85,000			511,700
	01/17/17				170,000	6.02	729,742
	02/17/17		195,000			5.06	—

(1)	Represents target payout values for 2017 cash performance awards. At the Compensation Committee’s discretion, payouts can be zero. The actual amount earned by each NEO in 2017 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 25 of this proxy statement.
(2)	Award of milestone-based stock options under the 2013 Incentive Plan, or the 2013 Plan.
(3)	Award of time-vesting restricted stock under the 2013 Plan.
(4)	Award of time-vesting stock options under the 2013 Plan.
(5)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company during 2017 as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs. The assumptions made in the valuation of the option awards are contained in Note 9 to our consolidated financial statements for 2017, which are included in our Annual Report on Form 10-K for the fiscal year 2017.

For a description of the vesting schedules of the equity awards, please see the Outstanding Equity Awards at 2017 Fiscal Year End Table below.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2017

Employment Agreements

Mr. Madison’s Employment Agreement

In February 2014, Gregory P. Madison joined us as our Executive Vice President and Chief Operating Officer pursuant to the terms of an employment agreement dated January 21, 2014. He was appointed our President in January 2015. On March 10, 2015, Mr. Madison was appointed our Chief Executive Officer and was appointed to our Board of Directors. In connection with his appointment as our Chief Executive Officer, we entered into a new employment agreement with Mr. Madison on March 10, 2015 (as amended, the “Madison Employment Agreement”). Under the Madison Employment Agreement, Mr. Madison’s base salary was equal to $584,822 per year, and was subject to increases by the Compensation Committee at any time in its sole discretion. Mr. Madison’s base salary could be reduced only in connection with a proportionate reduction of compensation applicable to all other executive officers. Mr. Madison was also eligible to receive an annual discretionary bonus, not to exceed 60% of his base salary, if certain performance goals were met in the discretion of the Compensation Committee.

Under the Madison Employment Agreement, Mr. Madison was entitled to cash severance payments if the Company terminated his employment without cause (as defined in the Madison Employment Agreement) or if Mr. Madison resigns his employment for good reason (as defined in the Madison Employment Agreement). On April 27, 2018, Mr. Madison notified our Board of Directors of his resignation as our President and Chief Executive Officer and as a member of our Board of Directors, effective immediately. We expect to provide Mr. Madison severance and other benefits subject to Mr. Madison signing a separation agreement.

Mr. Holmes’ Employment Agreement

Effective July 27, 2015, we appointed Scott A. Holmes our Chief Financial Officer and entered into an agreement, dated June 26, 2015 (as amended, the “Holmes Employment Agreement”) governing the terms of Mr. Holmes’ employment. On January 6, 2017, the Holmes Employment Agreement was amended to employ Mr. Holmes on an “at will” basis. Under the Holmes Employment Agreement, Mr. Holmes’ current base salary is equal to $390,000 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Mr. Holmes is also eligible to receive an annual discretionary bonus, not to exceed 40% of his base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Holmes Employment Agreement, Mr. Holmes will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Holmes Employment Agreement) or if Mr. Holmes resigns his employment for good reason (as defined in the Holmes Employment Agreement).

Mr. Adams’ Employment Agreement

Effective April 8, 2014, we appointed Brian Adams our General Counsel and entered into an agreement, dated April 8, 2014 (as amended, the “Adams Employment Agreement”) governing the terms of Mr. Adams’ employment. On December 15, 2016, the Adams Employment Agreement was amended to employ Mr. Adams on an “at will” basis. Mr. Adams resigned from the Company effective as of March 12, 2018. Under the Adams Employment Agreement, Mr. Adams’ base salary was equal to $367,710 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Mr. Adams was also eligible to receive an annual discretionary bonus, not to exceed 40% of his base salary, if certain performance goals were met in the discretion of the Compensation Committee.

Under the Adams Employment Agreement, Mr. Adams was entitled to cash severance payments if the Company terminated his employment without cause (as defined in the Adams Employment Agreement) or if Mr. Adams resigned his employment for good reason (as defined in the Adams Employment Agreement). Mr. Adams resigned from the Company effective as of March 12, 2018 and was not entitled to any cash severance payments.

Mr. Neylan’s Employment Agreement

Effective April 22, 2015, we appointed John F. Neylan M.D. our Chief Medical Officer and entered into an agreement, dated April 22, 2015 (as amended, the “Neylan Employment Agreement”) governing the terms of Dr. Neylan’s employment. On January 6, 2017, the Neylan Employment Agreement was amended to employ Mr. Neylan on an “at will” basis. Under the Neylan Employment Agreement, Dr. Neylan’s current base salary will be equal to $437,100 per year, subject to increases by the Compensation Committee at any time in its sole discretion. Dr. Neylan is also eligible to receive an annual discretionary bonus, not to exceed 40% of his base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Neylan Employment Agreement, Dr. Neylan will be entitled to cash severance payments if the Company terminates his employment without cause (as defined in the Neylan Employment Agreement) or if Dr. Neylan resigns his employment for good reason (as defined in the Neylan Employment Agreement).

Ms. Carberry’s Employment Agreement

Effective January 17, 2017, we appointed Christine Carberry our Chief Operating Officer and entered into an agreement, dated January 6, 2017 (the “Carberry Employment Agreement”), governing the terms of Ms. Carberry’s employment. Under the Carberry Employment Agreement, Ms. Carberry’s current base salary will be equal to $423,500, subject to increases by the Compensation Committee at any time in its sole discretion. Ms. Carberry is also eligible to receive an annual discretionary bonus, not to exceed 40% of her base salary, if certain performance goals are met in the discretion of the Compensation Committee.

Under the Carberry Employment Agreement, Ms. Carberry will be entitled to cash severance payments if the Company terminates her employment without cause (as defined in the Carberry Employment Agreement) or if Ms. Carberry resigns her employment for good reason (as defined in the Carberry Employment Agreement).

Outstanding Equity Awards at 2017 Fiscal Year End

The following table provides information concerning equity awards that are outstanding as of December 31, 2017 for each of our NEOs.

	Option Awards							Stock Awards			Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (28) ($)
Mr. Madison(39)	80,000					15.21	02/08/24
	15,000(1)			100,000	(1)	15.21	02/08/24
	62,105(2)	5,645	(2)			14.34	01/04/25
	366,667(3)	33,333	(3)			14.68	01/11/25
	179,378(4)	128,122	(4)			3.35	01/28/26
	227,500(5)	227,500	(5)	245,000	(5)	4.81	05/25/26
	—	300,000	(6)			5.53	02/14/27
				600,000	(7)	5.06	02/17/27
								2,822	(8)	13,122
											275,000	(9)	1,278,750
								64,060	(10)	297,879
								150,000	(11)	697,500
Mr. Holmes	75,001(12)	24,999	(12)			7.66	07/27/25
	62,710(13)	44,790	(13)			3.35	01/28/26
	110,000(14)	110,000	(14)	125,000	(14)	4.81	05/25/26
	—	97,500	(15)			5.53	02/14/27
				195,000	(16)	5.06	02/17/27
								11,247	(17)	52,299
								22,395	(18)	104,137
								48,750	(19)	226,688
Mr. Adams	60,000					14.06	04/14/24
	43,771(20)	3,979	(20)			14.34	01/04/25
	62,710(21)	44,790	(21)			3.35	01/28/26
	75,000(22)	75,000	(22)	75,000	(22)	4.81	05/25/26
		97,500	(23)			5.53	02/14/27
				195,000	(24)	5.06	02/17/27
								1,989	(25)	9,249
								22,395	(26)	104,137
								48,750	(27)	226,688
Mr. Neylan	75,002(28)	14,998	(28)			11.52	04/22/25
	62,710(29)	44,790	(29)			3.35	01/28/26
	75,000(30)	75,000	(30)	75,000	(30)	4.81	05/25/26
		97,500	(31)			5.53	02/14/27
				195,000	(32)	5.06	02/17/27
								7,498	(33)	34,866
								22,395	(34)	104,137
								48,750	(35)	226,688
Ms. Carberry		170,000	(36)			6.02	01/17/27
				195,000	(37)	5.06	02/17/27
								85,000	(38)	395,250

(1)	Stock options awarded to the executive on February 8, 2014, under the 2013 Plan. The options vested as to 15,000 shares upon the first commercial sale of Auryxia on December 22, 2014, and the remaining portion will vest if certain Auryxia net sales milestones are achieved.
(2)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The options vested as to 22,583 shares on January 4, 2016, and the remaining portion vested in equal installments on a quarterly basis through January 4, 2018.
(3)	Stock options awarded to the executive on January 11, 2015, under the 2013 Plan. The options vested as to 133,333 shares on January 11, 2016, and the remaining portion vested in equal installments on a quarterly basis through January 11, 2018.
(4)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vested as to 102,501 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(5)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) 455,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% will vest one year thereafter and (ii) up to 245,000 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales target and 25% of which will vest one year thereafter.
(6)	Stock options awarded to the executive on February 14, 2017, under the 2013 Plan. The options vested as to 100,001 shares on February 14, 2018, and the remaining portion will vest in equal installments on a quarterly basis through February 14, 2020.
(7)	Stock options awarded to the executive on February 17, 2017, under the 2013 Plan based on milestone achievements. With respect to up to 600,000 of the options, 50% will vest upon achievement of a certain net sales target of Auryxia in the United States over four consecutive calendar quarters and 50% will vest one year thereafter.
(8)	Restricted stock granted to the executive on January 4, 2015, under the 2013 Plan, vested as to 11,292 shares on January 4, 2016 and the remaining shares vested in equal installments on a quarterly basis through January 4, 2018.
(9)	Restricted stock granted to the executive on March 10, 2015 based on milestone achievements 275,000 shares of restricted stock will vest and become free from forfeiture if Auryxia is number one in market share for phosphate binders in the dialysis market for two (2) consecutive calendar quarters and 125,000 shares of restricted stock will vest and become free from forfeiture upon the FDA approval of Auryxia in the treatment of iron deficiency anemia in patients with non-dialysis dependent CKD resulting from the phase 3 clinical study initiated in September 2014.
(10)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vested as to 50,251 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.
(11)	Restricted stock granted to the executive on February 14, 2017, under the 2013 Plan, vested as to 50,001 shares on February 14, 2018 and the remaining shares will vest in equal installments on a quarterly basis through February 14, 2020.
(12)	Stock options awarded to the executive on July 27, 2015, under the 2013 Plan. The stock options vested as to 33,333 shares on July 27, 2016, and the remaining portion vests in equal installments on a quarterly basis through July 27, 2018.
(13)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vest as to 35,834 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(14)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) up to 220,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% vest one year thereafter and (ii) up to 125,000 of the options upon our achievement of certain quarterly net sales targets of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(15)

Stock options awarded to the executive on February 14, 2017, under the 2013 Plan. The options vested as to 32,501 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.

(16)	Stock options awarded to the executive on February 17, 2017, under the 2013 Plan based on milestone achievements. With respect to up to 195,000 of the options, 50% will vest upon achievement of a certain net sales target of Auryxia in the United States over four consecutive calendar quarters and 50% will vest one year thereafter.
(17)	Restricted stock granted to the executive on July 27, 2015, under the 2013 Plan, vested as to 15,000 shares on July 27, 2016 and the remaining shares vest in equal installments on a quarterly basis through July 27, 2018.
(18)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vested as to 17,917 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.
(19)	Restricted stock granted to the executive on February 14, 2017, under the 2013 Plan, vested as to 32,501 shares on February 14, 2018 and the remaining shares will vest in equal installments on a quarterly basis through February 14, 2020.
(20)	Stock options awarded to the executive on January 4, 2015, under the 2013 Plan. The options vested as to 15,917 shares on January 4, 2016, and the remaining portion vested in equal installments on a quarterly basis through January 4, 2018.
(21)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vested as to 35,834 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(22)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) up to 150,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% vest one year thereafter and (ii) up to 75,000 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(23)	Stock options awarded to the executive on February 14, 2017, under the 2013 Plan. The options vested as to 32,501 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(24)	Stock options awarded to the executive on February 17, 2017, under the 2013 Plan based on milestone achievements. With respect to up to 195,000 of the options, 50% will vest if a certain target of net sales of Auryxia in the United States over four consecutive calendar quarters is achieved and 50% will vest one year thereafter.
(25)	Restricted stock granted to the executive on January 4, 2015, under the 2013 Plan, vested as to 7,958 shares on January 4, 2016 and the remaining shares vested in equal installments on a quarterly basis through January 4, 2018.
(26)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vested as to 17,917 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.
(27)	Restricted stock granted to the executive on February 14, 2017, under the 2013 Plan, vested as to 32,501 shares on February 14, 2018 and the remaining shares will vest in equal installments on a quarterly basis through February 14, 2020.
(28)	Stock options awarded to the executive on April 22, 2015, under the 2013 Plan. The options vested as to 30,000 shares on April 22, 2015, and the remaining portion vest in equal installments on a quarterly basis through April 22, 2018.
(29)	Stock options awarded to the executive on January 28, 2016, under the 2013 Plan. The options vested as to 35,834 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(30)	Stock options awarded to the executive on May 25, 2016, under the 2013 Plan based on milestone achievements. With respect to (i) up to 150,000 of the options, 50% vested in November 2017 upon approval by the FDA of ferric citrate for the treatment of iron deficiency anemia in adults with chronic kidney disease, not on dialysis and 50% vest one year thereafter and (ii) up to 75,000 of the options upon our achievement of certain quarterly net sales thresholds of Auryxia in the United States, 75% of which will vest upon achievement of the quarterly net sales threshold and 25% of which will vest one year thereafter.
(31)	Stock options awarded to the executive on February 14, 2017, under the 2013 Plan. The options vested as to 32,501 shares on January 28, 2017, and the remaining portion will vest in equal installments on a quarterly basis through January 28, 2019.
(32)

Stock options awarded to the executive on February 17, 2017, under the 2013 Plan based on milestone achievements. With respect to up to 195,000 of the options, 50% will vest upon achievement of a certain net sales target of Auryxia in the United States over four consecutive calendar quarters and 50% will vest one year thereafter.

(33)	Restricted stock granted to the executive on April 22, 2015, under the 2013 Plan, vested as to 15,000 shares on April 22, 2016 and the remaining shares vest in equal installments on a quarterly basis through April 22, 2018.
(34)	Restricted stock granted to the executive on January 28, 2016, under the 2013 Plan, vested as to 17,917 shares on January 28, 2017 and the remaining shares will vest in equal installments on a quarterly basis through January 28, 2019.
(35)	Restricted stock granted to the executive on February 14, 2017, under the 2013 Plan, vested as to 32,501 shares on February 14, 2018 and the remaining shares will vest in equal installments on a quarterly basis through February 14, 2020.
(36)	Stock options awarded to the executive on January 17, 2017, under the 2013 Plan. The options vested as to 56,667 shares on January 17, 2018, and the remaining portion vest in equal installments on a quarterly basis through January 17, 2020.
(37)	Stock options awarded to the executive on February 17, 2017, under the 2013 Plan based on milestone achievements. With respect to up to 195,000 of the options, 50% will vest upon achievement of a certain net sales target of Auryxia in the United States over four consecutive calendar quarters and 50% will vest one year thereafter.
(38)	Restricted stock granted to the executive on January 17, 2017, under the 2013 Plan, vested as to 28,334 shares on January 17, 2018, and the remaining shares vest in equal installments on a quarterly basis through January 17, 2020.
(39)	Mr. Madison resigned from the Company effective as of April 27, 2018 and the information in the table and corresponding footnotes does not include the impact on such information of Mr. Madison’s resignation.

Option Exercises and Stock Vested in Fiscal Year 2017

The following table provides information regarding the shares acquired upon the exercise of stock options and/or the vesting of shares for our NEOs during 2017.

	Stock Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Madison	230,982	1,235,958
Mr. Holmes	46,356	260,176
Mr. Adams	45,978	264,583
Mr. Neylan	46,354	264,327
Ms. Carberry	—	—

(1)	Represents the aggregate value of restricted stock vesting in 2017, based upon the fair market value of our common stock on the applicable vesting date.

Pension Benefits

We do not have any pension plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change in Control

During 2017, each NEO had an employment agreement with the Company that provided certain compensation and benefits in the event of the termination of employment under certain conditions.

Equity Plans

Pursuant to the terms of the 2013 Plan, upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under such plan will become fully vested. The 2013 Plan also provides that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan held by the participant will become fully-vested. For purposes of the 2013 Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of the 2013 Plan, the NEO Milestone Options and the NEO Net Sales Milestone Options, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Gregory P. Madison

On April 27, 2018, Mr. Madison notified our Board of Directors of his resignation as our President and Chief Executive Officer and as a member of our Board of Directors, effective immediately. We expect to provide Mr. Madison severance and other benefits subject to Mr. Madison signing a separation agreement.

Termination Other than for Cause; Resignation for Good Reason. If we terminated Mr. Madison for any reason other than for “Cause,” or if he terminated his employment for “Good Reason,” then he would have been entitled to the following benefits:

•	Lump cash severance equal to 100% of his then-current base salary;

•	the total monthly premium payment (both the Keryx portion and Mr. Madison’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12);

•	any vested portion of the stock options granted to Mr. Madison by the Company would remain exercisable for a period of one year; and

•	his opportunity to vest in any shares of restricted stock subject to the market share milestone of the Madison Milestone Restricted Stock would continue for a period of twelve months after the date of termination and, to the extent that the milestone is achieved during such twelve-month period, the shares of restricted stock relating to such milestone would vest.

The employment agreement also provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code, the payments would be limited to the maximum amount that could be paid without triggering the excise tax, provided that such cut-back would produce a greater net benefit to Mr. Madison than if he had paid the excise tax.

Under Mr. Madison’s 2015 employment agreement, “Cause” generally means the executive’s: (i) conviction of, pleading guilty to, or confession to a felony or any crime involving any act of dishonesty, fraud, misappropriation or embezzlement; (ii) misconduct or gross negligence in connection with the performance of his duties; (iii) engaging in any fraudulent, disloyal or unprofessional conduct which is, or is likely to be, injurious to the Company, its financial condition, or its reputation; (iv) failure to perform his duties with the Company; (v) failure to meet agreed-upon, written performance standards; or (vi) breach of the covenants in the agreement, or material breach of any other provisions of this Agreement. “Good Reason” generally means (i) a reduction in his base salary of more than 15% in the aggregate; (ii) a material diminution in his authority, duties, or responsibilities, or not reporting directly to the CEO; (iii) a delay in marketing approval of Auryxia by the FDA of greater than nine months from June 7, 2014; (iv) relocation of his principal office to location that is more than 35 miles away from the current location of the Company’s office in Boston, Massachusetts; or (v) any other material breach by the Company of the employment agreement.

Death; Disability; Termination of Employment in Connection With Expiration of Employment Period. If Mr. Madison’s employment terminated by reason of his death or disability, or if we terminated his employment upon the normal expiration of the employment period, then he would have been entitled to his accrued obligations and any vested portion of his stock options would remain exercisable for a period of one year following his date of termination. His opportunity to vest in any Madison Milestone Options would have continued for a period of three months after the date of termination and, to the extent that a milestone is achieved during such three-month period, the options relating to such milestone would have vested and remained exercisable for a period of one year after the date of termination. Any unvested shares of restricted stock would have immediately lapsed and been forfeited without consideration as of the date of termination.

Change in Control. Mr. Madison’s employment agreement provided that, if, within one year after the effective date of a change in control, Keryx or its successor terminated Mr. Madison’s employment without cause, or Mr. Madison resigned for good reason, then Mr. Madison would have received a lump sum cash payment equal to the sum of:

•	200% of his then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control;

•	200% of the annual bonus earned by Mr. Madison for the fiscal year immediately prior to the year in which his date of termination occurs, if any; and

•	the total monthly premium payment (both the Keryx portion and Mr. Madison’s portion of such premium) under the Keryx group healthcare plan multiplied by twenty-four (24).

For purposes of Mr. Madison’s employment agreement and First Amendment thereto, as well as the 2004 Plan, 2007 Plan and 2013 Plan, “Change in Control” generally means: (i) the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (ii) the acquisition by any individual, entity or group of 30% or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company (with certain limited exceptions); (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company and (b) no person acquires a 30% or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company, or (iv) any acquisition by Baupost Group Securities, L.L.C. or any of its affiliates (“Baupost”), unless after giving effect to such acquisition Baupost owns more than 49% of either the outstanding company stock or outstanding Company voting securities.

Subject to the terms of his employment agreement and the individual award agreements, the Madison Milestone Options, other than awards forfeited for not meeting the performance goals or otherwise as a result of the termination of Mr. Madison’s employment with us, would have vested in full upon a change in control of the Company. Refer to “Other Named Executive Officers” below for further details on the vesting of the All NEO Milestone Options and All NEO Net Sales Milestone Options upon a change in control of the Company.

Restrictive Covenants. During the one-year period after his termination of employment, Mr. Madison is prohibited from soliciting protected customers or employees of the Company, competing with the Company, and disclosing any of the Company’s confidential information or trade secrets.

The table below summarizes the value of potential payments and benefits that Mr. Madison would receive if his employment was terminated on December 31, 2017 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2017. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)	Death or Disability ($)	Termination of Employment in Connection With Expiration of Employment Period ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)(3)	Change in Control (Absent Termination) ($)(3)
Cash Severance	586,854	—	—	1,660,382	—
Value of Accelerated Equity(1)	—	—	—	2,453,810 (2)	—
Total	586,854			4,114,192	—

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 29, 2017 ($4.65), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that the market share milestone of the Madison Milestone Restricted Stock was achieved during the 12-month period following termination.
(3)	Assumes that the equity awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

Other Named Executive Officers

Termination Other than for Cause; Termination for Good Reason. The Company’s employment agreements with our NEOs other than Mr. Madison provide that, in the event that we terminate the named executive officer’s employment, other than for death, disability or cause, or he resigns for Good Reason (as defined above), and he has complied with all his obligations under all agreements with us, then Company is obligated to pay lump cash severance to the executive in an amount equal to:

•	the NEO’s annual base salary; and

•	the total monthly premium payment (both the Keryx portion and the NEO’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

In addition, any vested portion of the stock options granted to the NEO by the Company would remain exercisable for a period of six months in the event that we terminate the named executive officer’s employment, other than for death, disability or cause, or he or she resigns for good reason.

Change in Control. The employment agreements for Scott A. Holmes, Brian Adams, John F. Neylan, and Christine Carberry provide that, if, within one year after the effective date of a change in control, Keryx or its successor terminated such NEO’s employment without cause, or such NEO resigned for Good Reason, then the NEO would have received a lump sum cash payment equal to the sum of:

•	100% of his or her then-current annual base salary or, if higher, his base salary in effect immediately prior to the change in control;

•	100% of the annual bonus earned by the NEO for the fiscal year immediately prior to the year in which his or her date of termination occurs, if any; and

•	the total monthly premium payment (both the Keryx portion and the NEO’s portion of such premium) under the Keryx group healthcare plan multiplied by twelve (12).

For purposes of this section, “Change in Control” and “Good Reason” have the same meanings as provided in Mr. Madison’s employment agreement, which is described above.

The table below summarizes the value of potential payments and benefits that Mr. Holmes, Mr. Adams, Mr. Neylan and Ms. Carberry would receive under their respective employment agreement if his or her employment was terminated on December 31, 2017 under the circumstances shown, or if a change in control of the Company occurred on December 31, 2017. Mr. Adams resigned from the Company effective as of March 12, 2018 and was not entitled to any severance payments. The table excludes amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary. Actual amounts to be paid can only be determined at the time of such termination of service.

Pursuant to the terms of the All NEO Milestone Options, upon the occurrence of a change in control of the Company in which options are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all such outstanding All NEO Milestone Options will become fully vested. The NEO Milestone Options also provide that, with respect to options assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, an NEO’s employment is terminated without “Cause” or the NEO resigns for “Good Reason,” then all outstanding options under such All NEO Milestone Options held by the NEO will become fully-vested.

Pursuant to the terms of the All NEO Net Sales Milestone Options granted in 2016, upon the occurrence of a change in control of the Company in which options are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all such outstanding All NEO Net Sales Milestone Options will become fully vested and exercisable at the highest share amount achievable as of the vesting date. The All NEO Milestone Options also provide that, with respect to options assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, an NEO’s employment is terminated without “Cause” or the NEO resigns for “Good Reason,” then all outstanding options under such All NEO Net Sales Milestone Options held by the NEO will become fully-vested and exercisable in the same amount.

Pursuant to the terms of the All NEO Net Sales Milestone Options granted in 2017, upon the occurrence of a change in control of the Company in which options are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, (i) prior to Q4 2018, the options shall become fully vested and exercisable at the share amount specified for prior to Q4 2018, (ii) during Q4 2018, the options shall become fully vested and exercisable at the share amount specified for during Q4 2018, and (iii) during Q1 or Q2 2019, the options shall become fully vested and exercisable at the share amount specified for during Q1 or Q2 2019. The All NEO Milestone Options also provide that, with respect to options assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, an NEO’s employment is terminated without “Cause” or the NEO resigns for “Good Reason,” then all outstanding options under such All NEO Net Sales Milestone Options held by the NEO will become fully-vested and exercisable in the amount set forth in clause (i), (ii) or (iii) above, as applicable.

NEO	Type of Payment	Termination Other Than For Cause; Resignation For Good Reason (Prior to a Change in Control) ($)	Death or Disability ($)	Termination of Employment in Connection With Expiration of Employment Period ($)	Termination Other Than For Cause; Resignation For Good Reason (Following a Change in Control) ($)(2)	Change in Control (Absent Termination) ($)(2)
Scott A. Holmes
	Cash Severance	397,885	—	—	520,455	—
	Value of Accelerated Equity(1)	—	—	—	441,350	—
Brian Adams

	Cash Severance	397,591	—	—	511,831	—

	Value of Accelerated Equity(1)	—	—	—	398,300	—
John F. Neylan
	Cash Severance	446,785	—	—	586,865	—
	Value of Accelerated Equity(1)	—	—	—	423,917	—
Christine Carberry

	Cash Severance	414,881	—	—	414,881	—

	Value of Accelerated Equity(1)	—	—	—	395,250	—

(1)	Represents the fair market value of shares underlying outstanding stock options and restricted shares that would be vested upon the event, based on the closing price of our stock on December 29, 2017 ($4.65), the last trading day of the most recently completed fiscal year (less the exercise price, in the case of the stock options). For purposes of this calculation, outstanding stock options having an exercise price equal to or more than the closing price of our common stock on such date have a value of $0.
(2)	Assumes that the equity awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control.

DIRECTOR COMPENSATION

Elements of Director Compensation

Cash Compensation. Our non-employee directors receive the following cash compensation:

(i)	$60,000 annual retainer;

(ii)	$25,000 additional annual retainer for service as Chairman of the Board;

(iii)	$20,000 additional retainer for service as Chairman of the Audit Committee; and

(iv)	$12,500 additional retainer for service as Chairman of the Compensation Committee, R&D Committee, or Nominating and Corporate Governance Committee.

Each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

Equity Compensation. Our non-employee directors receive the following equity compensation under the Directors’ Equity Compensation Plan, which is a subplan of the 2013 Plan.

•	Initial Option Grant. Non-employee directors receive options to purchase 50,000 shares of our common stock upon initial election or appointment to the Board of Directors. The initial options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Option Grant. Non-employee directors receive options to purchase 30,000 shares of our common stock upon each re- election to the Board of Directors. Each non-employee director serving on the Board of Directors as of the 2017 Annual Meeting of Stockholders received a re-election option grant in 2017. Such options vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

•	Re-Election Stock Grant. Non-employee directors receive a restricted stock award of 10,000 shares of our common stock upon each re- election to the Board of Directors. Each non-employee director serving on the Board of Directors as of the 2017 Annual Meeting of Stockholders received a re-election option grant in 2017. Such restricted stock vest in equal annual installments over three years, beginning on the first anniversary of the date of grant.

The Directors’ Equity Compensation Plan limits the number of shares to be granted to any non-employee director in any calendar year to an aggregate grant date fair value of $600,000 for all awards except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on the Board of Directors or any committee thereof and further provided that such awards shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time and the Board of Directors may not make other discretionary grants to non-employee directors.

2017 Director Compensation

The following table sets forth the cash and other compensation paid by the Company to the non-employee members of the Board of Directors for all services in all capacities during 2017. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Kevin J. Cameron	80,042	65,600	140,694	286,336
John P. Butler(3)	44,746	65,600	140,694	251,040
Daniel P. Regan	72,500	65,600	140,694	278,794
Steven C. Gilman	72,591	65,600	140,694	278,885
Mark J. Enyedy(4)	28,352	—	259,935	288,287
Michael Rogers	91,813	65,600	140,694	298,107
Michael T. Heffernan	60,000	65,600	140,694	266,294
Jodie P. Morrison(5)	60,024	65,600	140,694	266,318

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)	Reflects the aggregate grant date fair value of stock and option awards granted by the Company as computed under FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The assumptions made in the valuation of the option awards are contained in Note 9 to our consolidated financial statements for 2017, which are included in our Annual Report on Form 10-K for the fiscal year 2017.
(3)	Mr. Butler resigned from the Board in September 2017.
(4)	Mr. Enyedy joined our Board in September 2017 as Baupost’s representative on the Board.
(5)	In connection with Mr. Madison’s resignation as our President and Chief Executive Officer and from the Board of Directors, on April 27, 2018, the Board appointed Ms. Morrison as Interim Chief Executive Officer. See also “Employment Agreement with Jodie Morrison” below.

The following table shows the number of stock and option awards granted to each director listed above during 2017, and the grant date fair value for each award (determined in accordance with FASB ASC Topic 718):

Name	Grant Date	Stock Awards (#)	Stock Options (#)	Grant Date Fair Value of Awards ($)
John P. Butler	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Kevin J. Cameron	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Daniel P. Regan	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Steven C. Gilman	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Michael Rogers	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Michael T. Heffernan	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Jodie P. Morrison	06/09/17	10,000		65,600
	06/09/17		30,000	140,694

Mark J. Enyedy	09/11/17		50,000	259,935

The following table reflects the aggregate number of unvested stock awards and unexercised vested and unvested option awards that were held by each director listed above as of December 31, 2017:

Name	Stock Awards (#)	Option Awards (#)
John P. Butler	—	26,668
Kevin J. Cameron	19,999	300,000
Daniel P. Regan	19,999	170,000
Steven C. Gilman	16,666	110,000
Michael Rogers	16,666	110,000
Michael T. Heffernan	10,000	80,000
Jodie P. Morrison	10,000	80,000
Mark J. Enyedy	—	50,000

Employment Agreement with Jodie Morrison

On May 10, 2018, we entered into an employment agreement with Jodie Morrison in connection with the previously announced appointment of Ms. Morrison as our Interim Chief Executive Officer effective as of April 27, 2018. Under the employment agreement, Ms. Morrison will serve as our Interim Chief Executive Officer until October 31, 2018 or the earlier appointment of a permanent Chief Executive Officer.

Ms. Morrison’s base salary will be equal to $585,000 per year and she will also eligible to receive a pro-rated annual discretionary bonus, not to exceed 60% of her base salary. Under the employment agreement, Ms. Morrison is also entitled to 100,000 shares of restricted common stock, which will vest in full on October 31, 2018 if she remains Interim Chief Executive Officer on such date, provided, that in the event that a permanent Chief Executive Officer commences employment with us prior to October 31, 2018, then the shares of restricted stock shall vest in a pro rata amount based on the number of completed full months prior to the appointment of a permanent Chief Executive Officer, but in no event less than fifty percent (50%) of the shares of restricted stock. The shares of restricted stock will fully vest upon a Change in Control while she serves as Interim Chief Executive Officer. We will also reimburse Ms. Morrison for her legal fees incurred in connection with her entering into the employment agreement up to $5,000.

Ms. Morrison will not receive any compensation for her service on our Board of Directors under our director compensation program while she serves as Interim Chief Executive Officer other than the annual equity awards for continuing directors.

In connection with the execution of the employment agreement, Ms. Morrison agreed to maintain our confidential information and trade secrets, as defined in the employment agreement, and also to adhere to certain covenants of non-competition while she serves as Interim Chief Executive Officer.

Pay Ratio Disclosure

Following is a reasonable estimate, prepared under Securities and Exchange Commission rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on base salary, commissions, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2017 and other incentive payments of each of our 210 employees (excluding the Chief Executive Officer) as of December 31, 2017. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2017 was $188,867. As disclosed in the Summary Compensation Table appearing on page 25, our Chief Executive Officer’s annual total compensation for 2017 was $2,898,704. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 15 to 1. Given the different methodologies that public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2017.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	11,967,815	6.74	2,026,423
Equity compensation plans not approved by security holders	—	—	—
Total	11,967,815	6.74	2,026,423

(1)	These plans consist of: the 1999 Stock Option Plan, as amended, 2004 Long-Term Incentive Plan, 2007 Long-Term Incentive Plan and 2013 Incentive Plan, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Kevin Cameron, Michael Heffernan and Daniel Regan. No member of our Compensation Committee during fiscal year 2017 or as of the date of this proxy statement, is or has been an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2017, all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one report, covering an aggregate of two transactions, were filed late by Mr. Madison and one report for each of Mr. Madison, Mr. Holmes, Mr. Adams and Mr. Neylan, covering two transactions each, were filed late.

RELATED-PERSON TRANSACTIONS

Policy

Our Board of Directors has determined that the Audit Committee is best suited to review and approve transactions with related persons, and they do so under the terms of our Related Person Transactions Policy, which is available on our website, located at www.keryx.com. According to our Related Person Transactions Policy, prior to entering into a transaction with a related person, (a) the director, executive officer, nominee or significant holder who has a material interest (or whose immediate family member has a material interest) in the transaction or (b) the business unit or function/department leader responsible for the potential transaction with a related person is required to provide notice to the Chairman of the Audit Committee of the Company (“Committee Chairman”) of the material facts and circumstances of the potential transaction with a related person and such information concerning the transaction as the Committee Chairman may reasonably request. If the Committee Chairman determines that the proposed transaction is a related person transaction, the proposed related person transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the Committee Chairman determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Committee Chairman possesses delegated authority to act between Committee meetings.

The Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the availability of other sources for comparable products or services; (c) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction if such member, or any of his or her immediate family members, is the related person. The Audit Committee or Chairperson, as applicable, will convey the approval or disapproval of the transaction to the Chief Executive Officer or Secretary, who will convey the decision to the appropriate persons within the Company. The Chairperson of the Audit Committee will report to the Audit Committee at the next Audit Committee meeting any approval under this policy made by the chairperson pursuant to delegated authority.

In the event we become aware of a related person transaction that has not been previously approved or previously ratified under this policy, and such transaction is pending or ongoing, it will be submitted to the Audit Committee or Chairperson, as applicable, promptly, and the Audit Committee or Chairperson will consider all of the relevant facts and circumstances available to the Audit Committee or the Chairperson as provided above. Based on the conclusions reached, the Audit Committee or Chairperson, as applicable, will evaluate all options, including but not limited to, ratification, amendment or termination of the related person transaction.

Related Person Transactions

We did not have any related person transactions in 2017, and none are currently proposed.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of May 23, 2018, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and NEOs as a group.

As of May 23, 2018, there were 120,526,284 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of May 23, 2018. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws. Shares owned and percentage of ownership relating to 5% stockholders is based solely on their most recent 13G filing.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Brian Adams(12) (13)	266,320	—	*
Kevin J. Cameron(2)	400,001	—	*
Christine Carberry(19)	200,177	—	*
Mark J. Enyedy(3)	—(3)	—	*
Steven C. Gilman(4)	73,335	—	*
Michael T. Heffernan(5)	43,334
Scott A. Holmes(11)	491,824	—	*
Gregory P. Madison(6)(7)	1,962,465	1.63%
Jodie P. Morrison(8)	43,334
John F. Neylan, M.D.(14)	439,409	—	*
Daniel P. Regan(9)	180,001	—	*
Mike Rogers(10)	73,335	—	*
All current directors and executive officers as a group (10 people)(15)	1,944,750	1.61%
5% Stockholders
Baupost Group, L.L.C.(16)	25,791,678	21.40%
Abrams Capital, LLC(17)	9,719,176	8.06%
The Vanguard Group(18)	7,893,859	6.55%

*	Less than 1% of outstanding common stock
(1)	The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210.
(2)	Includes 230,001 shares of our common stock issuable upon the exercise of options.
(3)	Mr. Enyedy joined our Board in September 2017. As of March 31, 2018, no stock options have vested or will vest within 60 days of March 31, 2018.
(4)	Includes 53,335 shares of our common stock issuable upon the exercise of options.
(5)	Includes 33,334 shares of our common stock issuable upon the exercise of options.
(6)	Includes 1,120,879 shares of our common stock issuable upon the exercise of options.
(7)	Mr. Madison resigned from the Company effective as of April 27, 2018 and the information set forth in the table above does not include the impact of Mr. Madison’s resignation on his equity ownership of the Company and speaks as of May 23, 2018 as if he had not resigned, unless otherwise noted.

(8)	Includes 33,334 shares of our common stock issuable upon the exercise of options.
(9)	Includes 130,001 shares of our common stock issuable upon the exercise of options.
(10)	Includes 53,335 shares of our common stock issuable upon the exercise of options.
(11)	Includes 322,920 shares of our common stock issuable upon the exercise of options.
(12)	Includes 140,251 shares of our common stock issuable upon the exercise of options.
(13)	Mr. Adams resigned from the Company effective as of March 12, 2018.
(14)	Includes 286,253 shares of our common stock issuable upon the exercise of options.
(15)	Includes 1,227,514 shares of our common stock issuable upon the exercise of options. Does not include ownership of Mr. Madison or Mr. Adams, see footnote 7 and footnote 13.
(16)	The address of Baupost Group, L.L.C. (“Baupost”) is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. Baupost is a registered investment adviser. SAK Corporation is the manager of Baupost. Seth A. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost. This information is based solely on a Schedule 13D/A filed on June 1, 2016. Does not include an aggregate of 33,422,459 shares of Keryx common stock issuable upon conversion $125 million in principal amount of Zero Coupon Convertible Senior Notes due 2020 beneficially owned by Baupost, which notes are not convertible into Keryx common stock at the option of the holder thereof.
(17)	The address of Abrams Capital, LLC is 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116. The 9,719,176 shares are beneficially owned by Abrams Capital Management, LLC (“Abrams CM LLC”), Abrams Capital Management L.P. (“Abrams CM LP”) and David Abrams and include 9,202,602 shares beneficially owned by Abrams Capital, LLC, which represent shares beneficially owned by private investment funds for which Abrams Capital, LLC serves as general partner. In addition to the shares beneficially owned by Abrams Capital, LLC, the shares beneficially owned by Abrams CM LP and Abrams CM LLC also represent shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The shares beneficially owned by Mr. Abrams represent the above referenced shares beneficially owned by Abrams Capital, LLC and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital, LLC and Abrams CM LLC. Each disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein. This information is based solely on a Schedule 13G/A filed on February 14, 2018.
(18)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Includes 173,618 shares beneficially owned by Vanguard Fiduciary Trust Company and 23,400 shares beneficially owned by Vanguard Investments Australia, Ltd., each of which are a wholly-owned subsidiaries of The Vanguard Group, Inc. This information is based solely on a Schedule 13G/A filed on February 9, 2018.
(19)	Includes 85,001 shares of our common stock issuable upon the exercise of options.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our amended and restated bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of seven members. All seven of our current directors have been nominated for re-election at the 2018 Annual Meeting of Stockholders by our Board of Directors following the recommendation of the Nominating and Corporate Governance Committee. The nominated directors are: Michael Rogers, Kevin J. Cameron, Steven C. Gilman, Daniel P. Regan, Michael T. Heffernan, Jodie P. Morrison and Mark. J. Enyedy. For information about each of the nominees and our Board of Directors generally, please see “Corporate Governance-Our Board of Directors” beginning on page 5. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable, or unwilling for a good cause, to serve if elected, your proxy may be voted for the election of another nominee to be designated as a substitute by our Board of Directors, or our Board of Directors may reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK CAST AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF UHY LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the appointment of UHY LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If the appointment of UHY LLP as our independent registered public accounting firm is not ratified, the Audit Committee will review its future selection of independent registered public accounting firm. UHY LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2018, if it is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS KERYX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. In accordance with the stockholders’ recommendation at the 2017 annual meeting, Keryx has determined that an advisory vote on the compensation of the named executive officers of the Company will be conducted every year. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this proxy statement. We are providing this vote as required pursuant to Section 14A of the Exchange Act, and we expect that the next advisory vote after the vote occurring at this Annual Meeting will occur next year at the 2019 Annual Meeting of Stockholders.

As an advisory vote, this proposal is not binding on Keryx, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee intend to carefully review the results of all stockholder votes and take them into consideration when making future decisions regarding executive compensation.

We believe our executive compensation program as a whole is well suited to promote our objectives in both the short and long term. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term stockholder value. The driving philosophy and objectives behind our executive compensation programs are:

•	to attract, retain, motivate and reward outstanding employees;

•	to align employees’ interests with those of our stockholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term stockholder value;

•	to incentivize our employees to achieve our business goals; and

•	to reflect our “pay for performance” culture.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED TO APPROVE THE COMPENSATION.

PROPOSAL FOUR:

APPROVAL OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

General

Our Board of Directors is requesting that our stockholders approve the adoption of our Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan (the “Plan”), which was approved by the Board of Directors on May 18, 2018, effective upon stockholder approval at the annual meeting. If this proposal is approved:

•	6,000,000 new shares of our common stock will be reserved for issuance under the Plan;

•	our Amended & Restated 2013 Incentive Plan (the “2013 Plan”) will be terminated and no additional awards will be made thereunder; and

•	up to 14,000,000 additional shares may be issued if awards outstanding under the 2013 Plan are cancelled or expire on or after the date of the annual meeting of stockholders.

The Board of Directors believes that it is both necessary and appropriate to adopt the Plan in order to enable the Company to continue to offer meaningful equity-based awards and incentives to key employees and non-employee directors and to attract and retain qualified employees that the Company may wish to hire in the future. The Company’s stock plans have been effective in attracting and retaining qualified employees and directors and have provided incentives that align the interests of plan participants with those of our stockholders. If the Plan is not approved by the stockholders, we would need to make changes to our incentive programs to conserve our share reserve remaining under the 2013 Plan. These changes would limit our flexibility to provide competitive compensation and our ability to attract, retain and reward qualified employees during this important time.

Significant Historical Award Information

We closely monitor and actively manage our use of shares of common stock available for equity based compensation each year.

Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average net burn rate of only 3.3% of shares outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our equity plans, and also includes shares which may be awarded under the 2013 Plan in the future (“overhang”). The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2017	2016	2015
Net Burn Rate(1)	4.1%	3.7%	2.1%
Overhang(2)	9.4%	11.1%	6.6%

(1)	Net burn rate is calculated by dividing the number of shares subject to equity awards granted less any forfeitures or expirations during the year by the weighted-average number of shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding and (y) the number of shares available for future grants, by (b) the sum of (w) the number of shares outstanding at the end of the year, (x) the number of shares subject to equity awards outstanding, (y) the number of shares available for future grants, and (z) the number of shares subject to convertible notes. All numbers as of fiscal year end.

The following table sets forth information regarding the number of shares of common stock subject to stock options and restricted stock granted in each of 2015, 2016 and 2017 for the Company:

	Number of Shares of Common Stock Subject to Equity Grant
Type of Equity Grant	2017	2016	2015
Stock Options	4,669,150	4,863,550	2,097,950
Restricted Stock Awards	1,231,825	974,325	1,247,250
Total	5,900,975	5,837,875	3,345,200

Number of Shares Requested

The Board of Directors considered a number of factors in deciding to request 6,000,000 shares under the Plan, including the following:

•	There will not be sufficient shares available to make a customary annual grant to key employees for fiscal 2019, unless the Company proposed the request at this annual meeting.

•	The 6,000,000 share pool under the Plan represents approximately 5% of our outstanding common stock.

•	The total overhang resulting from the share request, including our outstanding awards, represents less than 12% of our fully diluted common stock outstanding.

Material Features of the Plan

The Plan includes the following provisions:

•	No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the Plan will not again become available for issuance under the Plan.

•	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

•	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

•	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee and no awards may be transferred for value.

•	No Dividends: The Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

•	No Liberal Definition of “Change in Control:” The change in control definition contained in the Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•

Limits on Director Grants: The Plan limits the number of shares to be granted to any non-employee director in any calendar year to an aggregate grant date fair value of $600,000 for all awards except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on the Board of Directors or any committee thereof and further provided that such awards shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time and the Board of Directors may not make other discretionary grants to non-employee directors.

•	Clawback and Recoupment: The Company may recover from a participant any compensation received from any award or cause a participant to forfeit any award (whether or not vested) in the event that the Company’s clawback/recoupment policy then in effect is triggered.

Reasons for Approval of the Plan

Our Board of Directors, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. The Board of Directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2013 Plan is not sufficient for future granting needs. The Board of Directors believes that if the Plan is approved by stockholders, the 6,000,000 shares available for issuance under the Plan will result in an adequate number of shares of common stock being available for future awards under the Plan for approximately two additional years following the current year.

The Plan is being submitted to you for approval at the annual meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the Plan is also required by the listing rules of the Nasdaq.

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Annex A to this Proxy Statement.

Summary of Material Features of our Plan.

Eligibility. The Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. As of March 31, 2018, there were approximately 220 individuals eligible to participate in the Plan.

Shares Available for Issuance. The Plan provides for the issuance of up to 6,000,000 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2013 Plan are cancelled or expire on or after the date of the of the annual meeting of stockholders. Generally, shares of common stock reserved for awards under the Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. The maximum grant date fair value of awards to be granted under the Plan in any 12-month period to any non-employee director is $600,000, computed in accordance with FASB ASC Topic 718 (or any successor provision), except that the foregoing limitation does not apply to any award made pursuant to a non-employee director’s election to receive an award in lieu of cash retainers or other fees, and further provided that such awards shall be made only in accordance with the terms of a plan for the compensation of non-employee directors as in effect and our Board of Directors may not make other discretionary grants under the Plan to non-employee directors.

Stock Options. Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and accrue dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted. In addition, dividends may accrue but shall not be paid prior to and only to the extent that, the shares subject to the restrictions vest.

Other Stock-Based Awards. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Plan, our Board of Directors has authorized our Compensation Committee to administer the Plan. The Compensation Committee may delegate part of its authority and powers under the Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;
•	the number of shares subject to each award;
•	the vesting provisions of each award;
•	the termination or cancellation provisions applicable to awards; and
•	all other terms and conditions upon which each award may be granted in accordance with the Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Other Dividends. Dividends (other than stock dividends as described above) may accrue but are not payable prior to the time, and only to the extent that, restrictions or rights to reacquire shares subject to awards have lapsed.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•	with respect to stock grants and in lieu of any of the foregoing, our Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, all outstanding awards under the Plan will become fully vested. The Plan also provides that, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason,” then all outstanding awards under such plan will become fully-vested. For purposes of the Plan, “Good Reason” generally means (i) a material diminution in the participant’s duties, or the assignment to the participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements; or (ii) a material breach by the Company of its obligations to the participant under any written employment agreement or arrangement. For purposes of Plan, “Cause” generally means (i) a material breach of the terms of the participant’s restrictive covenants with the Company; (b) a material breach by the participant of any provision of his or her employment arrangement; (c) the habitual neglect or gross failure by the participant to adequately perform his or her duties; (d) any act of moral turpitude or criminal action connected to the participant’s employment with the Company; or (e) the participant’s repetitive refusal to comply with, or his or her violation of lawful instructions of, the Chief Executive Officer, Chief Financial Officer or the Board of Directors.

Amendment and Termination. The Plan may be amended by our stockholders. It may also be amended by our Compensation Committee, provided that any amendment approved by our Compensation Committee which is of a scope that requires stockholder approval as required by (i) the rules of the Nasdaq, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Compensation Committee may not without shareholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Compensation Committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The Plan will expire by its terms on May 18, 2028. No awards may be made after termination of the 2018 Plan, although previously granted awards may continue beyond the termination date in accordance with their terms.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than the fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the Plan are not determinable as awards under the Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

On May 23, 2018, the closing market price per share of our common stock was $5.11, as reported by the Nasdaq.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the adoption of the Plan. Abstentions will have the same effect as a negative vote. This is not a “routine” matter under NYSE rules, so brokers do not have discretionary voting authority on the matter. As a result, any shares held in street name not voted by the beneficial owner will be treated as a broker non-vote. However, broker non-votes will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter and, therefore, have no effect on the result of this vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, Attn: Scott Holmes. You may also contact us at (617) 466-3500.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2019 Annual Meeting and Nominations for Director

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary at One Marina Park Drive, 12th Floor, Boston, Massachusetts 02210, no later than January 31, 2019. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our amended and restated bylaws require stockholders to provide advance notice to us of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly nominate a director at or bring other business before an annual meeting, our amended and restated bylaws require, among other things, that the stockholder submit written notice thereof complying with our amended and restated bylaws to our Corporate Secretary, at the above address, not less than 120 days nor more than 150 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder nominee or other proposal submitted (other than pursuant to Rule 14a-8 (as discussed above)) for our 2019 Annual Meeting of Stockholders no sooner than January 30, 2019, and no later than March 1, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at our 2019 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice as well as additional requirements as to the timing of any such notice in certain circumstances.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax or email. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

We have engaged Georgeson LLC and the Proxy Advisory Group, LLC to act as our proxy solicitors in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreements with Georgeson LLC and Proxy Advisory Group, LLC, they will, among other things, assist in the solicitation of proxies and provide related advice and informational support in connection with the Annual Meeting. For these services, we will pay fees and reimburse them for customary disbursements, which are not expected to exceed $20,000 in total.

Incorporation of Information by Reference

The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Annex A

KERYX BIOPHARMACEUTICALS, INC.

2018 EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

Affiliate means a corporation, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) a material breach of the terms of a Participant’s Proprietary Information and Inventions Agreement or any provisions relating to non-competition or non-solicitation in any employment or other agreement; (b) a material breach by the Participant of any other provision of his or her employment arrangement, which is not cured by the Participant within fifteen (15) days after receiving notice thereof from the Company containing a description of the breach or breaches alleged to have occurred; (c) the habitual neglect or gross failure by a Participant to adequately perform the duties of his or her position; (d) any act of moral turpitude or criminal action connected to a Participant’s employment with the Company or his or her place of employment; or (e) a Participant’s repetitive refusal to comply with or his or her violation of lawful instructions of the Chief Executive Officer, Chief Financial Officer or the Board of Directors, unless cured within fifteen (15) days after receiving notice thereof; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means and includes the occurrence of any one of the following events:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition or (D) any acquisition by Baupost Group Securities, L.L.C. or any of its affiliates (“Baupost”), unless after giving effect to such acquisition Baupost owns more than 49% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities (in each case, measured on a fully-diluted basis taking into account the full conversion of any securities convertible into Common Stock and, for the avoidance of doubt, not in accordance with Rule 13d-3 promulgated under the Act), or unless such acquisition is in conjunction with an acquisition by a third party not deemed to be an affiliate of Baupost which when considered with Baupost, would constitute a group under Section 13 under the Act; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination);

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Keryx Biopharmaceuticals, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

Good Reason (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined (i) “Good Reason” shall mean (A) a material diminution in a Participant’s duties, or the assignment to a Participant of duties materially inconsistent with his or her authority, responsibilities and reporting requirements, or (B) a material breach by the Company of its obligations to a Participant under any written employment agreement or arrangement, (ii) in the event a Participant elects to terminate his or her employment for Good Reason, the Participant must provide the Company with thirty (30) days prior written notice of his or her intent to leave the Company and the alleged condition or breach constituting Good Reason, and (iii) in the event the Company cures such condition or breach within thirty (30) days following receipt of such notice, any such termination based on such alleged breach or condition shall not be considered a termination by the Participant for Good Reason.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

Plan means this Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan.

Securities Act means the United States Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award, which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)       The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 6,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2013 Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after June 29, 2018, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan; provided, however, that no more than 14,000,000 Shares shall be added to the Plan pursuant to subsection (ii).

(b)       If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a)         Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)         Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)         Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided however that the maximum grant date fair value of Stock Rights to be granted under the Plan in any 12-month period to any one non-employee director shall be $600,000, in each case computed in accordance with FASB ASC Topic 718 (or any successor provision) except that the foregoing limitation shall not apply to any award made or Shares granted pursuant to a non-employee director’s election to receive an award or Shares in lieu of cash retainers or other fees (to the extent such award or Shares have a fair value equal to the value of such cash retainers or other fees) and further provided that such awards shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time and the Board may not make other discretionary grants hereunder to non-employee directors.

(d)       Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e)       Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f)       Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards; and

(g)       Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a)       Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)

Exercise Price:  Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)

Vesting:  Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain Performance Goals.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a shareholders agreement in a form satisfactory to the

Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)       ISOs:  Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)

Limitation on Yearly Exercise:  The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)       Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b)       Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c)       Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals upon which such rights shall accrue and the purchase price therefor, if any; and

(d)       Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance

Goals or events upon which Shares shall be issued , provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE-BASED AWARDS.

The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a)       A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b)       Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c)       The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d)       Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e)       A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(f)       Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a)       All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b)       Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a)       A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b)       A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c)       The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a)       In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b)       If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a)       All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b)       Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a)       The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b)       At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a)       Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b)       Corporate Transactions.  If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

Unless otherwise provided in the Agreement or separate agreement with a Participant governing a Stock Right the following acceleration provisions shall apply to a Stock Right in the event of a Change of Control:

(i)

For Stock Rights Not Assumed or Substituted by Surviving Entity: Upon the occurrence of a Change of Control, and except with respect to any Stock Rights assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Administrator or the Board: (i) outstanding Options or stock appreciation rights shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Stock Rights shall lapse, and (iii) the target payout opportunities attainable under outstanding Performance-Based Awards shall be deemed to have been fully earned as of the effective date of the Change of Control based upon (A) an assumed achievement of all relevant Performance Goals at the “target” level if the Change of Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant Performance Goals against target measured as of the date of the Change of Control, if the Change of Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change of Control (unless a later date is required by Section 33 hereof), based upon the length of time within the performance period that has elapsed prior to the Change of Control. Any Options or stock appreciation rights shall thereafter continue or lapse in accordance with the other provisions of the Plan and the applicable Agreement. To the extent that this provision causes an ISO to exceed the dollar limitation set forth in Code Section 422(d), the excess Option shall be deemed to be a Non-Qualified Stock Option.

(ii)

For Stock Rights Awards Assumed or Substituted by Surviving Entity. Stock Rights equitably converted or substituted in connection with a Change of Control: if within one year after the effective date of the Change of Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or stock appreciation rights shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Stock Rights shall lapse, and (iii) the payout level under all of that Participant’s Performance-Based Awards that were outstanding immediately prior to effective time of the Change of Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant Performance Goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant Performance Goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 33 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Stock Right, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Agreement includes such provision or (ii) the Participant is party to an employment, consulting, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or stock appreciation rights shall thereafter continue or lapse in accordance with the other provisions of the Plan and the applicable Agreement. To the extent that this provision causes an ISO to exceed the dollar limitation set forth in Code Section 422(d), the excess Option shall be deemed to be a Non-Qualified Stock Option.

(c)       Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)       Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor

Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

(e)       Modification of Options.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on May 18, 2028, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator may not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.	INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

35.	CLAWBACK AND RECOUPMENT.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered. Stock Rights under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Administrator may specify in an Agreement that the Participant’s rights, payments and benefits with respect to a Stock Right shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a Stock Right. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance-Based Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

36.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

KERYX BIOPHARMACEUTICALS, INC.

June 29, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/11184/
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2, 3, AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors:			2. The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ Michael Rogers ¡ Kevin J. Cameron ¡ Steven C. Gilman ¡ Daniel P. Regan ¡ Michael T. Heffernan ¡ Jodie P. Morrison ¡ Mark J. Enyedy			FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in our proxy statement.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			4. The approval of the 2018 Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted “FOR” each of the nominees and proposals 2, 3 and 4, and, in the case of other matters that legally come before the meeting or any post-ponement or adjournment thereof, as said proxies may deem advisable.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

KERYX BIOPHARMACEUTICALS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 29, 2018

The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Jodie P. Morrison, our Interim Chief Executive Officer, and Scott A. Holmes, our Chief Financial Officer and Corporate Secretary, with the power of substitution, as proxies to vote the shares of our common stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices of our legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, MA 02111, and any adjournment or postponement thereof.

Our Board of Directors hopes that stockholders will attend the 2018 Annual Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally, even though they have sent in their proxy card.

(Continued and to be signed on the reverse side.)